UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.    )
___________________________
Filed by the Registrant ☒
Filed by a party other than the Registrant ☐
Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Under Rule 14a-12
DAVE & BUSTER’S ENTERTAINMENT, INC.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

2023
NOTICE OF ANNUAL MEETING
AND PROXY STATEMENT
Thursday, June 15, 2023, 8:30 a.m., Central Daylight Time
Virtual Meeting, for details visit www.meetnow.global/MGLAKC5

May 3, 2023
To Our Shareholders:
On behalf of the Board of Directors, it is our pleasure to cordially invite you to participate in the 2023 Annual Meeting of Shareholders of Dave & Buster’s Entertainment, Inc. (the “Annual Meeting”) on June 15, 2023, at 8:30 a.m. Central Daylight Time. The Annual Meeting will be conducted solely online via live webcast. You will be able to listen to the Annual Meeting online, vote your shares electronically and submit your questions prior to and during the Annual Meeting. You may access the Annual Meeting by visiting www.meetnow.global/MGLAKC5 on the meeting date at the time described in the accompanying Notice of Annual Meeting of Shareholders and Proxy Statement. Please check in early to ensure that you can access the Annual Meeting on your computer or other electronic device. You will find information regarding the matters expected to be addressed at the Annual Meeting described in detail in the accompanying Notice of Annual Meeting of Shareholders and Proxy Statement. There is no physical location for the Annual Meeting.
Your vote is important to us. While we invite you to listen online to the meeting and exercise your right to vote your shares online during the meeting, we recognize that many of you may not be able to listen or may choose not to do so. Whether or not you plan to listen, we respectfully request you vote as soon as possible over the internet, by telephone, or, upon your request, after receipt of paper copies of the proxy materials. We encourage you to vote by internet. Your vote will mean that you are represented at the Annual Meeting of Shareholders regardless of whether you participate online during the meeting. You may also request a paper copy of the proxy card to submit your vote if you prefer. If you have voted by internet, by mail or by telephone and later decide to attend the Annual Meeting virtually, you may do so and vote during the Annual Meeting.
Thank you for being a shareholder and we look forward to seeing you at the meeting.
Sincerely,
Chris Morris
Chief Executive Officer

DAVE & BUSTER’S ENTERTAINMENT, INC. 1221 S. Belt Line Road, #500 Coppell, Texas 75019
NOTICE OF ANNUAL MEETING
OF SHAREHOLDERS
To Our Shareholders:
NOTICE IS HEREBY GIVEN that the 2023 Annual Meeting of Shareholders of Dave & Buster’s Entertainment, Inc. (the “Annual Meeting”) will be held virtually at the noted time and at the webpage noted below for the following purposes:

When:	8:30 a.m. Central Daylight Time Thursday June 15, 2023
Items of Business:
•To elect the eight (8) directors named in the Proxy Statement, each to serve for one year or until his or her successor has been elected and qualified, or until his or her earlier death, resignation or removal.
•To ratify the appointment of KPMG LLP as our independent registered public accounting firm for fiscal 2023.
•To cast an advisory vote on executive compensation.
•To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

Where:	The Annual Meeting will be held virtually.

Webpage:	www.meetnow.global/MGLAKC5

Who Can Vote:

Only shareholders of record at the close of business on April 21, 2023, are entitled to notice of, and to vote at, the meeting or any adjournment or postponement thereof.
The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.
Beginning on May 3, 2023, we sent a Notice Regarding the Availability of Proxy Materials to all shareholders entitled to vote at the Annual Meeting, together with instructions on how to access our proxy materials over the Internet and how to vote.
By Order of the Board of Directors
Bryan McCrory
Vice President, General Counsel
and Secretary
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON JUNE 15, 2023.

The Company’s Proxy Statement and Annual Report on Form 10-K are available at http://edocumentview.com/play.

DAVE & BUSTER’S ENTERTAINMENT, INC.
Proxy Statement
For the Annual Meeting of Shareholders
To Be Held on June 15, 2023

2023 Proxy Statement Summary
This summary highlights selected information on Dave and Buster’s Entertainment, Inc., a Delaware corporation (sometimes referred to herein as “we”, “us”, “our” or the “Company”) that is provided by our Board of Directors (the “Board of Directors” or the “Board”) in more detail throughout the Proxy Statement. This summary does not contain all of the information you should consider before voting, and you should read the entire Proxy Statement before casting your vote.

Annual Meeting Information

Date:	Thursday June 15, 2023
Voting
Only shareholders as of the Record Date (April 21, 2023) are entitled to vote.
Participating Online during the Annual Meeting
If you are a registered shareholder (the shares are held in your name), you register by following the instructions set forth at www.meetnow.global/MGLAKC5 or in the FAQs section of this Proxy Statement (page 56).
If you are a beneficial shareholder (the shares are held in the name of your bank, brokerage firm or other nominee), you will need to obtain a “legal proxy” from the registered shareholder (your bank, brokerage firm or other nominee) to register to vote at the annual meeting and follow the instructions set forth in the FAQs section of this Proxy Statement (page 56).

Time:	8:30 a.m. Central Daylight Time

Place:	The Annual Meeting will be held virtually.

Webpage:	www.meetnow.global/MGLAKC5

Record Date:	April 21, 2023

Vote via Internet Follow the instructions on your Notice or Proxy Card	Vote via Phone Call the number on your Notice or Proxy Card	Vote via Mail Follow the instructions on your Notice or Proxy Card	Vote Online during the Annual Meeting Register to participate in the Annual Meeting virtually and vote online

Dave & Buster’s Entertainment, Inc	1

Shareholders Action

Proposals	Description	Board Voting Recommendation	Votes Required	Page Reference
1	Election of Directors	FOR each nominee	Majority	6-12

2	Ratification of Appointment of Independent Registered Public Accounting Firm	FOR	Majority	13

3	Advisory Vote on Executive Compensation	FOR	Majority	14

Information about the Board of Directors at 2022 Fiscal Year End:

Independence, Committees and Meetings
Director	Board of Directors	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee	Finance Committee
James P. Chambers	I		C		M
Hamish A. Dodds	I	M			C
Michael J. Griffith	I		M	M
Gail Mandel (1)	I	M		M
Chris Morris (2)	CEO
Atish Shah	I	C		M
Kevin M. Sheehan (3)	COB				M
Jennifer Storms	I		M	C
Number of Meetings in Fiscal 2022	11	7	7	6	7

I	–	Independent Director
LID	–	Lead Independent Director
CEO	–	Chief Executive Officer
COB	–	Chair of the Board
C	–	Committee Chair
M	–	Committee Member
(1)	–	Ms. Mandel joined the Board on April 18, 2022.
(2)	–	As a non-independent member of the Board, Mr. Morris does not serve on any committees. Mr. Morris joined the Board on June 29, 2022.
(3)	–	Mr. Sheehan is our independent Chair of the Board.

Dave & Buster’s Entertainment, Inc	2

Board Skills and Core Competencies of Current Board Members:
Our Board is comprised of directors who have a variety of skills and core competencies as noted in the chart below:

Percentage of Board Members
Executive Leadership
Finance/Acctg/M&A/Private Equity/
Investments
Board/Governance
Strategy
Retail/Hospitality/Restaurant/F&B
Gaming/Amusements/Entertainment
Marketing/Branding/E-Commerce/
Consumer Goods and Insights
Global/Franchise
Operations/Supply Chain/IT
50%
75%
100%

Our Board is also diverse in age, tenure, gender and ethnicity as noted in the charts and matrix below:

Dave & Buster’s Entertainment, Inc	3

Board Diversity Matrix (As of April 18, 2022)
Board Size:
Total # of Directors	8
Gender:	Male	Female	Non-Binary	Undisclosed
# based on Gender Identity	6	2	–	–
# of Directors who identify in any of the categories below:
African American or Black	1	–	–	–
Alaskan Native or American Indian	–	–	–	–
Asian	1	–	–	–
Hispanic or Latinx	–	–	–	–
Native Hawaiian or Pacific Islander	–	–	–	–
White	4	2	–	–
Two or More Races or Ethnicities	–	–	–	–
LGBTQ+	1
Undisclosed	–

Corporate Governance Highlights:
We are committed to maintaining strong corporate governance practices that promote and protect the long-term interests of our shareholders. Our practices are designed to provide effective oversight and management of our Company as well as meet our regulatory and NASDAQ requirements, including the following:

✓Independent Chair of the Board	✓Majority Voting in Uncontested Director Elections
✓Audit, Compensation, and Nominating and Corporate Governance Committees comprised of only Independent Directors	✓Share Ownership Requirements for Directors and Top Officers
✓Regular Executive Sessions of Independent Directors	✓Strong Director Attendance Record
✓Diverse Board	✓Director Overboarding Policy
✓Commitment to Board Refreshment	✓Mandatory Director Retirement Age
✓Annual Director Elections	✓Annual Board and Committee Evaluations
✓Continued Engagement with Our Shareholders
✓No Shareholder Rights Plan

Fiscal 2022 Business Performance Highlights:
•Revenue of $2.0 billion in fiscal 2022 increased 50.6% from fiscal 2021 and increased 45.0% from fiscal 2019.
•Net income totaled $137.1 million, or $2.79 per diluted share, in fiscal 2022 compared with net income of $108.6 million, or $2.21 per diluted share, in fiscal 2021 and net income of $100.3 million, or $2.94 per diluted share in fiscal 2019.
•The Company completed its acquisition of Main Event on June 29, 2022. The Company successfully achieved implementation of the activities for its forecasted $25 million annual synergy target previously disclosed and continues to identify opportunities in excess of that target.
•The Company opened seven new Dave & Buster's locations and one new Main Event location in fiscal 2022.
•Adjusted EBITDA of $480.4 million in fiscal 2022 increased 39.8% from fiscal 2021 and increased 66.1% from fiscal 2019.
•The Company ended the year with $672.7 million of liquidity, which included $181.6 million in cash and $491.1 million available under its $500 million revolving credit facility.

Dave & Buster’s Entertainment, Inc	4

Fiscal 2022 Executive Compensation Highlights and Key Practices:
•We eliminated cash perquisite allowances to our NEOs.
•We made 5-year long term and performance grants to our new CEO and our non-CEO officers, including the NEOs, to closely align them with the CEO's long-term vision of the Company and our shareholders' interests. The grants have shareholder-friendly provisions of long-term 5-year vesting terms, payout dependent on stock appreciation, stretch stock price performance goals, and a company match opportunity to encourage stock equity ownership.

Fiscal 2022 Corporate Social Responsibility Highlights:
•We remain strongly committed to improving diversity, equity and inclusion. We:
◦created a People Experience Team led by our Vice President, People Experience. The People Experience Team is the strategic arm of Human Resources dedicated to creating a Best in Class workplace through culture, diversity, policy and benefits.
◦were named to Forbes’ lists of Best Employers for Diversity (2022) continuing our recognition from 2021 where we were named to Forbes' list of America’s Best Large Employers, and Best Employers for Women.
◦were ranked on Newsweek's list of America's Greatest Workplaces for Women (2023) with a 4.5 star equality score out of 5 stars.
•We remain committed to thoughtful environmental sustainability, social and governance (ESG) practices. To this end, we:
◦completed benchmarking against Sustainability Accounting Standards Board (SASB) standards for restaurants and entertainment companies.
◦issued our first comprehensive corporate responsibility report in April 2023.

Dave & Buster’s Entertainment, Inc	5

PROPOSAL NO. 1
ELECTION OF DIRECTORS
Your proxy will be used to vote FOR the election of all of the nominees named below unless you abstain from or vote against the nominees when you send in your proxy. Following the election of directors, the Company’s Board of Directors will be comprised of eight (8) members. Each of the nominees for election to the Board of Directors is currently a director of the Company. If elected at the Annual Meeting, each of the nominees will serve for one year or until his or her successor is duly elected and qualified, or until such director’s earlier death, resignation or removal. If any of the nominees is unable or unwilling to be a candidate for election by the time of the Annual Meeting (a contingency which the Board does not expect to occur), the shareholders may vote for a substitute nominee chosen by the present Board to fill a vacancy. In the alternative, the shareholders may vote for just the remaining nominees leaving a vacancy that may be filled later by the Board. Alternatively, the Board may reduce its size.
We are furnishing below certain biographical information about each of the eight (8) nominees for director. Also included is a description of the experience, qualifications, attributes and skills of each nominee.

James P. Chambers
DIRECTOR SINCE: 2020		AGE: 38
COMMITTEES: Compensation & Finance		DIRECTOR STATUS: INDEPENDENT
CURRENT POSITION:
–Co-Founder and Partner of Hill Path Capital, LP, a private investment firm investing in the equity and debt of public and private companies since 2016.
Leadership, Strategy, Investments, Leisure & Hospitality, Entertainment, Finance and Governance

PRIOR BUSINESS EXPERIENCE:
–Apollo Global Management, Inc. a global alternative investment management firm:
•Principal (2011-2016)
Leadership, Strategy, Leisure & Hospitality, Entertainment, Finance and Governance
– Goldman Sachs & Co., Inc, a multinational investment bank and financial services company:
•Analyst, Consumer Retail Group, Investment Banking Division (2009-2011)
Leadership, Strategy, Retail, Investment, Finance, Food & Beverage

PUBLIC COMPANY BOARDS:
–Current: Dave & Buster’s Entertainment, Inc.		SeaWorld Entertainment, Inc.
OTHER COMPANY BOARDS:
–Prior: CEC Entertainment	Great Wolf Resorts, Inc.	Principal Maritime Tankers Corp.	Principal Chemical Carriers, LLC
EDUCATION:
–B.A. Political Science and Certificate in Markets and Management, Duke University

Dave & Buster’s Entertainment, Inc	6

Hamish A. Dodds
DIRECTOR SINCE: 2017	AGE: 66
COMMITTEES: Audit & Finance	DIRECTOR STATUS: INDEPENDENT
RECENT POSITION:
–President and Chief Executive Officer of Hard Rock International, an owner, operator, and franchisor of restaurants, hotels, casinos, and live music venues in over seventy countries, from 2004-February 2017.
Leadership, Strategy, Operations, Finance, Global, Franchise, Entertainment, Gaming, Food & Beverage

PRIOR BUSINESS EXPERIENCE:
–cbc (The Central American Bottling Corporation) (also known as CabCorp), a multi-Latin beverage company in more than 33 countries with strategic partners PepsiCo, Ambev and Beliv:
•Chief Executive Officer (2002-2003)
•Non-executive Director (2003-2010)
Leadership, Strategy, Board Governance, Global, Distribution, Food & Beverage
– PepsiCo, Inc., a multinational food, snack and beverage corporation:
•Various management and financial positions including Division President and General Manager for beverage operations across Latin America, Europe and Middle East/North Africa (1989-2002)
Accounting, Finance, Food & Beverage, Operations, Global
–The Burton Group (now Arcadia Group) (an UK multinational retailing company) and Overseas Containers, Ltd. (an UK container shipping company):
•Multiple management and financial positions (1982-1989)
Accounting, Finance, Consumer Goods, Retail

PUBLIC COMPANY BOARDS:
– Current: Dave & Buster’s Entertainment, Inc. –Past 5 years: Pier 1 Imports, Inc. (2010-2020)
OTHER POSITIONS/MEMBERSHIPS:
–Fellow Member, Chartered Management Accountants
EDUCATION:
–B.A. Business Studies, Robert Gordon University, Scotland
ACCOLADES:
–Honorary Doctorate, Business Administration, Robert Gordon University (2011)

Michael J. Griffith
DIRECTOR SINCE: 2011	AGE: 66
COMMITTEES: Compensation & Nominating and Corporate Governance	DIRECTOR STATUS: INDEPENDENT
PRIOR BUSINESS EXPERIENCE:
–Activision Blizzard, Inc., a worldwide online, personal computer, console, handheld, and mobile game publisher:
•Vice Chair (March 2010-August 2016)
Leadership, Strategy, Board/Governance
–Activision Publishing, Inc. (prior to merger with Blizzard Entertainment, Inc.), one of the world’s largest third-party video game publishers:
•President and Chief Executive Officer (June 2005-March 2010)
Leadership, Strategy, Finance, Amusements/Gaming, Operations, Entertainment
–The Procter & Gamble Company, a multinational consumer goods corporation:
•Various executive positions, including President of the Global Beverage Division, Vice President and General Manager of Coffee Products, and Vice President and General Manager of Fabric & Home Care—Japan and Korea and Fabric & Home Care Strategic Planning—Asia (1981-2005)
Leadership, Strategy, Global, Consumer Goods, Consumer Insights/Marketing

PUBLIC COMPANY BOARDS:
–Current: Dave & Buster’s Entertainment, Inc.	Central Garden & Pet Company
EDUCATION:
–B.A. Mathematics, Computational Math, and Economics, Albion College, MI	–M.B.A. Finance and Strategic Planning, University of Michigan

Dave & Buster’s Entertainment, Inc	7

Gail Mandel
DIRECTOR SINCE: 2022	AGE: 54
COMMITTEES: Audit & Nominating and Corporate Governance	DIRECTOR STATUS: INDEPENDENT
CURRENT POSITIONS:
–Managing Director of Focused Point Ventures, LLC, a business advisory and consulting services organization since 2019.
Leadership, Strategy, Investments, and Finance
–Executive Chair/Chair of the Board of PureStar, a provider of laundry services and linen management to the hospitality industry since March 2020 and board member since August 2019.
Leadership, Strategy, Finance, Hospitality, Governance

PRIOR BUSINESS EXPERIENCE:
–Wyndham Worldwide:
•President and Chief Executive Officer of Wyndham Destination Network (f/k/a Wyndham Exchange & Rentals), an operating division of Wyndham Worldwide and a provider of professionally managed, unique vacation accommodations (November 2014- June 2018)
•Chief Operating Officer and Chief Financial Officer of Wyndham Exchange & Rentals (March-November 2014)
•Executive Vice President, Chief Financial Officer of Wyndham Exchange & Rentals (2010-2014)
•Senior Vice President, Financial Planning & Analysis of Wyndham Worldwide (2006-2010)
Leadership, Strategy, Finance, Investments, Operations, Global, Technology
–Cendant Corporation, a provider of business and consumer services primarily in real estate and travel industries:
•Various executive positions, including Senior Vice President, Chief Financial Officer and Controller of Hospitality Services Division (1993-2006)
•Various positions of HFS (formerly Hospitality Franchise Systems, Inc. and predecessor to Cendant Corporation (1993-1997)
Leadership, Strategy, Finance, Accounting, Hospitality, Franchise

PUBLIC COMPANY BOARDS:
–Current: Dave & Buster’s Entertainment, Inc.	Sabre Corporation
OTHER POSITIONS/MEMBERSHIPS:
–Certified Public Accountant (State of New York, Inactive)
EDUCATION:
– B.B.A., Public Accounting, summa cum laude from Pace University	–Global Leaders Program, The Wharton School, University of Pennsylvania
ACCOLADES:
–Named one of the 30 Most Influential Women in Hospitality (2017) – Recipient of Highest Leaf Award from Women’s Venture Fund (2016)

Dave & Buster’s Entertainment, Inc	8

Chris Morris
DIRECTOR SINCE: 2022	AGE: 52
COMMITTEES: None	DIRECTOR STATUS: Management
CURRENT POSITIONS:
–Chief Executive Officer for Dave & Buster's Entertainment, Inc., since June 2022.
Leadership, Strategy, Board Governance, Finance, Operations, Food & Beverage, Amusements/Gaming, Marketing, Consumer Insights, Global

PRIOR BUSINESS EXPERIENCE:
–Main Event Entertainment, Inc., a leading provider of family-focused location-based entertainment and dining:
•President and Chief Executive Officer (March 2018 - June 2022)
Leadership, Strategy, Finance, Investments, Operations, Global, Food & Beverage,
Amusements/Gaming, Marketing, Consumer Insights
–California Pizza Kitchen, a casual dining restaurant chain specializing in California style pizza:
•President (2014-2018)
Leadership, Strategy, Finance, Investments, Operations, Global, Food & Beverage, Marketing, Consumer Insights
–On the Border Mexican Grill & Cantina, a casual dining restaurant chain specializing in Tex-Mex style food:
•Chief Financial Officer (2010-2014)
Leadership, Strategy, Finance, Investments, Global, Food & Beverage, Marketing, Consumer Insights
–CEC Entertainment, Inc., the owner and operator of the Chuck E. Cheese family entertainment and dining brand :
•Chief Financial Officer (2004-2010)
Leadership, Strategy, Finance, Investments, Operations, Global
–NPC International, one of the largest franchisees of Pizza Hut and Wendy's
•Various positions including Senior Director of Finance (1999-2004)
Leadership, Strategy, Finance, Investments, Operations, Global
–Applebee's International, Inc., a casual dining restaurant company:
•Various finance positions (1996-1999)
Leadership, Strategy, Finance, Hospitality, Franchise

PUBLIC COMPANY BOARDS:
–Current: Dave & Buster’s Entertainment, Inc.
EDUCATION:
– B.S., Accounting, Missouri State University	–M.B.A. University of Kansas

Dave & Buster’s Entertainment, Inc	9

Atish Shah
DIRECTOR SINCE: 2021		AGE: 50
COMMITTEES: Audit & Nominating and Corporate Governance		DIRECTOR STATUS: INDEPENDENT
CURRENT POSITION:
–Executive Vice President, Chief Financial Officer and Treasurer of Xenia Hotels & Resorts, Inc., a NYSE-listed REIT investing in luxury and upper upscale hotels and resorts since April 2016.
Leadership, Strategy, Investments, Leisure & Hospitality, Finance and Governance

PRIOR BUSINESS EXPERIENCE:
–Hyatt Hotels Corporation. a global hospitality company managing and franchising luxury and business hotels, resorts and vacation properties:
• Multiple leadership positions (2009-2016), including Senior Vice President & Interim CFO (2015-2016) and Senior Vice President, Strategy, FP&A, Investor Relations (2012-2016)
Leadership, Strategy, Leisure & Hospitality, Franchising, Finance and Governance
–Lowe Enterprises, a private real estate company managing more than $6 billion in assets.
• Senior Vice President, Portfolio Management (2008-2009)
Leadership, Strategy, Investment, Finance
– Hilton Hotels Corporation, a global hospitality company managing and franchising a broad portfolio of hotels and resorts.
•Multiple investor relations, finance and e-business positions (1998-2007)
Strategy, Investment, Finance, E-Commerce, Leisure & Hospitality
–Coopers & Lybrand, LLP (n/k/a PwC), a Big Eight public accounting firm.
• Associate, Hospitality Consulting Practice (2008-2009)
Investment, Finance

PUBLIC COMPANY BOARDS:
–Current: Dave & Buster’s Entertainment, Inc.
OTHER POSITIONS/MEMBERSHIPS:
– Director, Visit Orlando
EDUCATION:
– B.S. with honors, Cornell University	– M.M. Hospitality, Cornell University	–M.B.A.-The Wharton School, University of Pennsylvania

Dave & Buster’s Entertainment, Inc	10

Kevin M. Sheehan
DIRECTOR SINCE: 2011	AGE: 69
COMMITTEES: Finance	DIRECTOR STATUS: Independent
CURRENT POSITIONS:
–Chair of the Board of Dave & Buster’s Entertainment, Inc. since April 2021 (and also served as Interim CEO from October 2021 to June 2022)
Leadership, Strategy, Board Governance, Finance, Operations, Food & Beverage,
Amusements/Gaming, Marketing, Consumer Insights, Global
–Chair and Principal Owner of Mellon Stud Ventures, a family investment company with wide range of businesses since 2016.
–Chair and Principal Owner of Margaritaville at Sea, a cruise line owned by Mellon Stud Ventures since 2016.
Leadership, Strategy, Board Governance, Finance, Global, Investments, Hospitality, Marketing

PRIOR BUSINESS EXPERIENCE:
–Scientific Games Corporation, a global leader in the gaming and lottery industries
•Senior Advisor from June 2018 to September 2018 and Director until October 2018
•President and Chief Executive Officer from August 2016 to June 2018
Leadership, Strategy, Board Governance, Gaming, Finance
– Robert B. Willumstad School of Business, Adelphi University, a New York metropolitan area business school
•John J. Phelan, Jr. Distinguished Visiting Professor of Business (February 2015-June 2016)
•Distinguished Visiting Professor-Accounting, Finance and Economics (2005-2008)
Strategy, Finance, Accounting
– NCL Corporation, Ltd, a leading global cruise line operator:
•Chief Executive Officer (November 2008-January 2015)
•President (August 2010-January 2015; August 2008-March 2009)
•Chief Financial Officer (2007-2010)
Leadership, Strategy, Food & Beverage, Hospitality, Finance, Global, Consumer Insights, Marketing
– Cerberus Capital Management LP (2006-2007), a global leader in private equity investments:
•Consultant
Finance, Private Equity, Strategic
–Clayton Dubilier & Rice (2005-2006), one of the oldest private equity investment firms in the world:
•Consultant
Finance, Private Equity, Strategic
– Cendant Corporation, a global business and consumer services provider:
•Various executive roles, including, Chair and Chief Executive Officer of the Vehicle Services Division (including global responsibility for Avis Rent A Car, Budget Rent A Car, Budget Truck PHH Fleet Management and Wright Express) (1996-2005)
Leadership, Strategy, Finance, Global, Consumer Insights, Marketing

PUBLIC COMPANY BOARDS:
– Current: Dave & Buster’s Entertainment, Inc.	Gannett Co., Inc.
– Past 5 years: Scientific Games Corporation (2016-2018); Navistar International Corporation (2018-2021); Hertz Global Holdings (2018-2021)
OTHER POSITIONS/MEMBERSHIPS:
–Certified Public Accountant
EDUCATION:
–B.S. Hunter College	–M.B.A. New York University Graduate School of Business
ACCOLADES:
–Named “Miami Ultimate CEO” by South Florida Business Journal (2011) – Ernst & Young Entrepreneur of the Year (2014 – Florida Region)

Dave & Buster’s Entertainment, Inc	11

Jennifer Storms
DIRECTOR SINCE: 2016	AGE: 51
COMMITTEES: Compensation, Finance and Nominating and Corporate Governance	DIRECTOR STATUS: INDEPENDENT
CURRENT POSITION:
–Chief Marketing Officer, Entertainment and Sports for NBCUniversal, a leading global media and entertainment company developing, producing, and marketing of entertainment, news and information, since September 2020 (previously served as Chief Marketing Officer and Executive Vice President Content Strategy from March 2019-September 2020 and Chief Marketing Officer, NBC Sports Group a division of NBCUniversal from October 2015-March 2019).
Leadership, Strategy, Marketing, Consumer Insights, Global, Entertainment

PRIOR BUSINESS EXPERIENCE:
–PepsiCo, Inc.:
•Senior Vice President of Global Sports Marketing (2011-2015)
Leadership, Strategy, Marketing, Consumer Insights, Global, Food & Beverage
–The Gatorade Company, Inc. (a subsidiary of PepsiCo, Inc.), a manufacturer of sports-themed beverages and food products:
•Senior Vice President of Sports Marketing (2009-2011)
Leadership, Strategy, Marketing, Consumer Insights, Food & Beverage
–Turner Broadcasting System/Turner Sports, a division of the American media conglomerate providing sports programing on television and digital media:
•Multiple marketing and leadership positions, including, Senior Vice President, Sports Programming and Marketing (1995-2009)
Leadership, Strategy, Marketing, Consumer Insights

PUBLIC COMPANY BOARDS:
–Current: Dave & Buster’s Entertainment, Inc.
OTHER POSITIONS/MEMBERSHIPS:
–Member, KPMG Women’s Leadership Summit Advisory Council
EDUCATION:
–B.A. Northwestern University
ACCOLADES:
– Named Cynopsis Sports Media’s Marketing Executive (2018)
–Named to iSportsConnect’s Influential Women in the business of Sport list (2018)
–Member, Forty Under 40 Hall of Fame, SportsBusiness Daily/Global/Journal (2009)

The Board of Directors recommends a vote FOR the election of each of the nominated directors.

Dave & Buster’s Entertainment, Inc	12

PROPOSAL NO. 2
RATIFICATION OF APPOINTMENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee of the Board of Directors has selected KPMG LLP (“KPMG”) to be the Company’s independent registered public accounting firm for the fiscal year ending January 29, 2023 and recommends that the shareholders vote for ratification for this appointment. KPMG has been engaged as our independent registered public accounting firm since 2010. As a matter of good corporate governance, the Audit Committee has requested the Board of Directors to submit the selection of KPMG as the Company’s independent registered public accounting firm for fiscal 2023 to shareholders for ratification. In the event of a negative vote on such ratification, the Audit Committee will reconsider its selection. We expect representatives of KPMG to be present at the Annual Meeting. They will have the opportunity to make a statement at the Annual Meeting if they desire to do so and will be available to respond to appropriate questions.

Audit and Related Fees
The following table sets forth the fees (dollars shown are in thousands) for professional audit services and fees for other services provided to the Company by KPMG, for fiscal 2022 which ended on January 29, 2023 and fiscal 2021 which ended on January 30, 2022:

	Fiscal 2022	Fiscal 2021
Audit Fee (1)	$1,470	$1,080
Audit-Related Fees	—	—
Tax Fees	—	—
Total	$1,470	$1,080
(1)Includes fees for services for the audit of the Company’s annual financial statements (including purchase price accounting related to the Company's acquisition of Main Event in fiscal 2022), the reviews of the interim financial statements, audit of the Company’s internal control over financial reporting, and assistance with Securities and Exchange Commission filings.
The Audit Committee has established a policy whereby the outside auditors are required to annually provide service- specific fee estimates and seek pre-approval of all audit, audit-related, tax and other services prior to the performance of any such services. Individual engagements anticipated to exceed the pre-approved thresholds must be separately approved by the Audit Committee. For both fiscal 2022 and 2021, the Audit Committee pre-approved 100% of all services provided by KPMG and concluded that the provision of such services by KPMG was compatible with such firm’s independence.

The Board of Directors recommends a vote FOR the ratification of the appointment of KPMG LLP.

Dave & Buster’s Entertainment, Inc	13

PROPOSAL NO. 3
ADVISORY VOTE ON EXECUTIVE COMPENSATION
As required by Securities and Exchange Commission (“SEC”) rules, we are asking you to provide an advisory, non- binding vote to approve the compensation awarded to our named executive officers, as we have described in the Executive Compensation section of this Proxy Statement.
As described in detail in the Compensation Discussion and Analysis section, the Compensation Committee oversees the compensation program and compensation awarded, adopting changes to the program and awarding compensation as appropriate to reflect the Company’s circumstances and to promote the main objectives of the program. These objectives include: to align pay to performance; to provide market-competitive pay; and to create sustained shareholder value.
We are asking you to indicate your support for our named executive officer compensation. We believe that the information we have provided in this Proxy Statement demonstrates that our compensation program is designed appropriately and works to ensure that the interests of our executive officers, including our named executive officers, are aligned with your interest in long-term value creation.
Accordingly, we ask you to approve the following resolution at the Annual Meeting:
RESOLVED, that the shareholders of Dave & Buster’s Entertainment, Inc. approve the compensation awarded to the Company’s named executive officers, as disclosed in this Proxy Statement pursuant to SEC rules, including the Compensation Discussion and Analysis, compensation tables and narrative discussion.
This resolution is non-binding on the Board of Directors. Although non-binding, the Board of Directors and Compensation Committee will review the voting results and consider your concerns in their continued evaluation of the Company’s compensation program. Because this vote is advisory in nature, it will not affect any compensation already paid or awarded to any named executive officer, it will not be binding or overrule any decision by the Board of Directors, and it will not restrict or limit the ability of the shareholders to make proposals for inclusion in proxy materials related to executive compensation.

The Board of Directors recommends an advisory vote FOR the approval of our executive compensation.

Dave & Buster’s Entertainment, Inc	14

DIRECTORS AND CORPORATE GOVERNANCE

Composition and Board Independence
Our Board of Directors currently consists of eight (8) members. Our Board of Directors has affirmatively determined that all of our directors standing for election other than Mr. Morris, our Chief Executive Officer, are independent directors under our standards as well as the applicable rules of NASDAQ. In addition, our Board of Directors affirmatively determined that each member of the Audit Committee, Messrs. Dodds and Shah and Ms. Mandel, satisfies the independence requirements for members of an audit committee as set forth in Rule 10A-3(b)(1) of the Exchange Act, and that each member of the Compensation Committee, Messers. Chambers and Griffith, and Ms. Storms, satisfies the independence requirements for members of a compensation committee under the applicable rules of NASDAQ.

Corporate Governance
The Board of Directors met eleven times in fiscal 2022, including regular and special meetings. During this period, no individual director attended fewer than 75% of the aggregate of (1) the total number of meetings of the Board of Directors and (2) the total number of meetings held by all committees on which he or she served.
The Company invites members of the Board of Directors to attend its annual shareholder meeting and requires that they make every effort to attend the Annual Meeting absent an unavoidable and irreconcilable conflict. All directors attended the June 16, 2022 Annual Meeting of Shareholders.
The Board of Directors has an Audit Committee, a Compensation Committee, a Nominating and Corporate Governance Committee and a Finance Committee. The charters for each of these committees are posted on our website at http://ir.daveandbusters.com/corporate-governance.
The Audit Committee, currently comprised of Messrs. Dodds and Shah and Ms. Mandel, and chaired by Mr. Shah, recommends to the Board of Directors the appointment of the Company’s independent auditors, reviews and approves the scope of the annual audits of the Company’s financial statements, provides oversight of our internal control over financial reporting, reviews and approves any non-audit services performed by the independent auditors, reviews the findings and recommendations of the independent auditors and periodically reviews major accounting policies. The Audit Committee held seven meetings during fiscal 2022. The Board of Directors has determined that each member of the Audit Committee is qualified as a “financial expert” under the provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations of the SEC.
The Compensation Committee, currently comprised of Messrs. Chambers and Griffith and Ms. Storms, and chaired by Mr. Chambers, reviews the Company’s compensation philosophy and strategy, administers incentive compensation and stock option plans, reviews the Chief Executive Officer’s performance and compensation, reviews recommendations on compensation of other executive officers and board members, and reviews other special compensation matters, such as executive employment agreements. The Compensation Committee held seven meetings during fiscal 2022. The Compensation Committee has engaged FW Cook as its independent compensation consultant.
The Nominating and Corporate Governance Committee, currently comprised of Mss. Mandel and Storms, and Messrs. Griffith and Shah, and chaired by Ms. Storms, identifies and recommends the individuals qualified to be nominated for election to the Board of Directors, recommends the member of the Board of Directors qualified to be nominated for election as its Chair, recommends the members and chair for each committee of the Board of Directors, reviews and recommends to the Board matters regarding CEO succession plans, provides oversight concerning the Company’s corporate responsibility and sustainability efforts, periodically reviews and assesses our Corporate Governance Guidelines and Principles and Code of Business Conduct and Ethics and oversees the annual self-evaluation of the performance of the Board of Directors. The Nominating and Corporate Governance Committee held six meetings during fiscal 2022.
The Finance Committee, currently comprised of Messrs. Chambers, Dodds, and Sheehan, and chaired by Mr. Dodds, assists the Board of Directors in fulfilling its financial management oversight responsibilities by

Dave & Buster’s Entertainment, Inc	15

assessing, overseeing and evaluating from time to time, policies and transactions affecting our financial objectives, reviewing our indebtedness, strategic planning, capital structure objectives, investment programs and policies, periodically auditing major capital expenditures, including real estate acquisitions and new store development, and working with our management and the Compensation Committee on annual operating goals. The Finance Committee met seven times during fiscal 2022.

The Board’s Role in Risk Oversight
The entire Board of Directors is engaged in risk management oversight. At the present time, the Board of Directors has not established a separate committee to facilitate its risk oversight responsibilities. The Board of Directors will continue to monitor and assess whether such a committee would be appropriate. The Audit Committee assists the Board of Directors in its oversight of risk management and our process established to identify, measure, monitor, and manage risks, in particular, major financial risks. Company management annually updates the Audit Committee on enterprise risk matters. The Board of Directors receives regular reports from management, as well as from the Audit Committee, regarding relevant risks and the actions taken by management to adequately address those risks. The Audit Committee also has oversight of the Company’s information security matters and is provided regular comprehensive updates by Company management at least annually on the Company’s information security status, including the results of annual SOX and Payment Card Industry Data Security Standard audits, our voluntary benchmarking to NIST Cybersecurity Framework, independent third party assessments of our cyber environment and our annual team member awareness training. During fiscal 2022, the Company did not report any security breaches.

Succession Planning
Our Corporate Governance Guidelines and Principles require the Board to plan for CEO succession and oversee management development. During fiscal 2022 the Board reviewed management development and succession readiness with respect to senior management positions with the CEO. The Board also reviewed succession plans with respect to the CEO.

Board of Directors Leadership Structure
Our Board of Directors does not have a policy requiring the roles of the Chair of the Board and Chief Executive Officer to be filled by separate persons or a policy requiring the Chair of the Board to be a non-employee director. The Board believes that it is in the best interest of the Company and its shareholders for the Board to make a determination on whether to separate or combine the roles of Chair and CEO based upon the Company’s circumstances at any particular point in time, whether the Chair role shall be held by an independent director, and if not, supported by a Lead Independent Director. Mr. Sheehan currently serves as our independent Chair of the Board.
The Board believes that, at this time, this leadership structure serves the ability of the Board of Directors to exercise its oversight role over management by having an independent director who is not an officer or member of management serve in the role of Chair of the Board. This structure also allows Mr. Morris, as CEO, to focus his time and energy on leading and managing the Company’s business and operations. The Board believes that the use of regular executive sessions of the independent directors, the Board’s strong committee system, and all directors being independent except for Mr. Morris allow it to maintain effective oversight of management.

Director Compensation
The Compensation Committee intends to set director compensation levels at or near the market median relative to directors at companies of comparable size, industry and scope of operations to ensure directors are competitively compensated for their time commitment and responsibilities. A market competitive compensation package is important because it enables us to attract and retain highly qualified directors who are critical to our long-term success.

Dave & Buster’s Entertainment, Inc	16

The following table sets forth all compensation earned by our non-employee directors during fiscal 2022 for service on our Board of Directors:

DIRECTOR COMPENSATION TABLE
NAME(1)	FEES EARNED ($)(2)	STOCK UNIT AWARDS ($)(3)	TOTAL ($)
James P. Chambers (2)	$105,000	$139,981	$244,981
Hamish A. Dodds	$105,000	$139,981	$244,981
Michael J. Griffith	$128,093	$139,981	$268,074
Gail Mandel (4)	$74,904	$110,353	$185,257
Patricia H. Mueller (5)	$38,942	$52,672	$91,614
Atish Shah	$110,000	$139,981	$249,981
Kevin M. Sheehan (6)	$124,945	$76,793	$201,738
Jennifer Storms	$105,000	$139,981	$244,981
(1)Mr. Morris is omitted from this table because he is an employee director. Mr. Morris did not receive compensation for service on our Board of Directors other than reimbursement for out of pocket expenses incurred with the rendering of such service. Mr. Morris' compensation is reflected in the Summary Compensation Table of this Proxy Statement.
(2)The amounts shown in this column represent the cash fees earned and paid to each director (unless deferred). Pursuant to the Director Deferred Compensation Plan, each non-employee director has the option to defer the distribution of all or a portion of their cash fees. Fees deferred will be distributed upon death or disability of the director or over a period not to exceed five years, as elected by the director, following the date he or she leaves the Board of Directors. Mr. Chambers deferred 100% of his 2022 cash fees.
(3)The amounts shown in this column represent the aggregate grant date fair values of the restricted stock units awarded to Messrs. Chambers, Dodds, Griffith, Shah and Mss. Mandel, Mueller and Storms on April 18, 2022 and Mr. Sheehan on June 29, 2022. Ms. Mueller received 1,104 restricted stock units due to her service ending on June 15, 2022, and Ms. Mandel received 2,313 restricted stock units due to her service starting on April 18, 2022. Mr. Sheehan was the Interim CEO on April 18, 2022 and later received a grant of 2,274 restricted stock units on June 29, 2022 when he completed his term as Interim CEO and continued his capacity as independent Chair of the Board. Each restricted stock unit vests one year after the award date except Mr. Sheehan’s grant which will vest contemporaneous with the other Directors’ grants on April 18, 2023. As of January 29, 2023, the aggregate number of shares of Company common stock underlying outstanding non-vested restricted stock units for each non-employee director (other than Mss. Mandel and Mueller and Mr. Sheehan as noted above) was 2,934. Pursuant to the Director Deferred Compensation Plan, each non-employee director has the option to defer the distribution of all or a portion of restricted stock units. Units deferred will be distributed upon death or disability of the director or over a period not to exceed five years, as elected by the director, following the date he or she leaves the Board of Directors. Mr. Chambers and Mss. Mueller and Mandel deferred 100% of their 2022 stock unit awards. Following completion of her term, Ms. Mueller's deferred shares were distributed in accordance with her elections.
(4)Ms. Mandel was appointed to the Board on April 18, 2022.
(5)Ms. Mueller completed her term on June 15, 2022 and did not stand for re-election.
(6)Mr. Sheehan’s compensation as a director is for his service as an independent director following the end of his term as Interim CEO role on June 29, 2022. During his term as Interim CEO, Mr. Sheehan did not receive any additional compensation for service on our Board of Directors other than reimbursement for out-of-pocket expenses incurred with rendering of such service. Mr. Sheehan’s compensation as our Interim CEO is reflected in the Summary Compensation Table of this Proxy Statement.

Dave & Buster’s Entertainment, Inc	17

Directors Outstanding Equity Awards at 2022 Fiscal Year End

NAME	Number of Securities Underlying Unvested Stock Awards	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date
James P. Chambers(1)	2,934	—	—	—	n/a
Hamish A. Dodds(1)	2,934	—	—	—	n/a
Michael J. Griffith	2,934	5,203	—	$31.71	4/9/2025
		4,545		$39.10	4/7/2026
Gail Mandel(1)	2,313	—	—	—	n/a
Atish Shah(1)	2,934	—	—	—	n/a
Kevin M. Sheehan(2)	2,274	5,203	—	$31.71	4/9/2025
		4,545		$39.10	4/7/2026
Jennifer Storms	2,820	4,224	—	$41.60	4/14/2026
(1)Messrs. Chambers, Dodds and Shah and Ms. Mandel do not hold any stock options.
(2)Mr. Sheehan served as an independent director for the remainder of fiscal 2022 following the end of his term as Interim CEO on June 29, 2022. His equity awards he received as a director after his transition from Interim CEO are listed in this table. Also included are his stock option awards he previously received as a director before his appointment as Interim CEO. Any equity awards Mr. Sheehan received while serving as Interim CEO are listed in the Grants of Plan-Based Awards in Fiscal 2022 and Outstanding Equity Awards at Fiscal Year End 2022 tables elsewhere in this Proxy Statement.
In addition to reimbursement for out-of-pocket expenses incurred in connection with their Board service, our non-employee Board members receive an annual stipend, chair and committee member fees and equity grant for serving as members of our Board of Directors. The following table sets out the stipend, fees and equity grant for non-employee directors for fiscal 2023:
Fiscal 2023 Annual Director Compensation

Stipend	Equity Grant Value		Board Chair Fee	Lead Independent Director Fee(2)	Audit Committee Chair Fee	Compensation Committee Chair Fee	Finance Committee Chair Fee	Nominating and Corporate Governance Committee Chair Fee	Non-chair Member of any standing Committee Fee
$75,000	$130,000	(1)	$50,000	$50,000	$25,000	$20,000	$20,000	$20,000	$10,000
(1)Actual # of restricted stock units is determined based on the closing stock price of the day of grant.
(2)Lead Independent Director Fee is paid to the independent Chair of the Board and if the Chair is not independent, to the independent director designated as Lead Independent Director.
All cash fees are paid in quarterly installments, and the equity grant is made in the first quarter of each year. The Compensation Committee reviews the compensation to non-employee directors on a biennial basis. All directors participate in the Dave & Buster’s Entertainment, Inc. Amended and Restated 2014 Omnibus Incentive Plan (the “2014 Stock Incentive Plan”). .

Director Stock Ownership Guidelines
The Company has a stock ownership requirement for non-employee directors to align the interests of its non- employee directors with the interests of the shareholders and to further promote the Company’s commitment to sound corporate governance. Under this requirement, a non-employee director must own shares of the Company’s stock with a fair market value equal to five (5) times the director’s annual cash retainer. Each non-employee director has five (5) years from the date of initial appointment or election to the Board to meet this requirement. If at time of measurement, a director is not in compliance with this guideline, the director is

Dave & Buster’s Entertainment, Inc	18

prohibited from selling 50% of any new equity award issued to them (net of taxes) until such time as they come into compliance.
Mr. Morris, as an employee director, is governed by the stock ownership guidelines for executive officers. These guidelines are detailed under Stock Ownership Guidelines elsewhere in the Executive Compensation section of this Proxy Statement.

Policy Regarding Shareholder Recommendations for Director Candidates
The Company identifies new director candidates through a variety of sources. The Nominating and Corporate Governance Committee will consider director candidates recommended by shareholders in the same manner it considers other candidates, as described below. Shareholders seeking to recommend candidates for consideration by the Nominating and Corporate Governance Committee should submit a recommendation in writing describing the candidate’s qualifications and other relevant biographical information and provide confirmation of the candidate’s consent to serve as director. Please submit this information to the Corporate Secretary, Dave & Buster’s Entertainment, Inc., 1221 S. Belt Line Road, #500, Coppell, Texas 75019 or by email at corporatesecretary@daveandbusters.com.
Shareholders may also propose director nominees by adhering to the advance notice procedure described under Shareholder Proposals elsewhere in this Proxy Statement.

Director Qualifications
The Nominating and Corporate Governance Committee and the Board believe that candidates for director should have certain minimum qualifications, including, without limitation:
•demonstrated business acumen and leadership, and high levels of accomplishment;
•ability to exercise sound business judgment and to provide insight and practical wisdom based on experience;
•commitment to understand the Company and its business, industry and strategic objectives;
•integrity and adherence to high personal ethics and values, consistent with our Code of Business Conduct and Ethics;
•ability to read and understand financial statements and other financial information pertaining to the Company;
•commitment to enhancing shareholder value; and
•willingness to act in the long-term interest of all shareholders.
In the context of the Board’s existing composition, other requirements (such as prior CEO experience, restaurant, hospitality, gaming, sports-related marketing and branding, or retail industry experience, or relevant senior level experience in finance, accounting, sales and marketing, organizational development, information technology, or public relations) that are expected to contribute to the Board’s overall effectiveness and meet the needs of the Board and its committees may be considered. The Company values diversity and seeks to achieve diversity of occupational, demographic and personal backgrounds on the Board but has not adopted a specific policy regarding Board diversity. The Nominating and Corporate Governance Committee assesses the effectiveness of its diversity efforts in connection with its periodic evaluation of the Board’s composition.

Current Nominations
The Nominating and Corporate Governance Committee conducted an evaluation and assessment of all of the current directors for purposes of determining whether to recommend them for nomination for re-election to the Board of Directors. After reviewing the assessment results, the Nominating and Corporate Governance Committee recommended that Messrs. Chambers, Dodds, Griffith, Morris, Shah, and Sheehan and Mss. Mandel and Storms be nominated for election to the Board of Directors. The Board accepted the recommendations and nominated such persons. The Nominating and Corporate Governance Committee did not receive any recommendations from shareholders proposing candidates for election to the Board at the Annual Meeting.

Dave & Buster’s Entertainment, Inc	19

Code of Business Conduct and Ethics and Whistle Blower Policy
The Code of Business Conduct and Ethics applies to our directors, officers and other employees and is available on our website at http://ir.daveandbusters.com/corporate-governance. We intend to post any material amendments or waivers of our Code of Business Conduct and Ethics that apply to our executive officers on this website. In fiscal 2022, we did not post any material amendments to or waivers of the Code of Business Conduct and Ethics on our website. In addition, our Whistle Blower Policy is available on our website at http://ir.daveandbusters.com/corporate-governance.

Compensation Committee Interlocks and Insider Participation
During fiscal 2022, the members of our Compensation Committee were Mr. Chambers, Mr. Griffith, Ms. Mueller (until her retirement from the Board) and Ms. Storms. None of our executive officers serve on the compensation committee or board of directors of any other company of which any of the members of our Compensation Committee or any of our directors is an executive officer.

Communications with the Board of Directors
If shareholders wish to communicate with the Board of Directors or with an individual director, they may direct such communications in care of the General Counsel, 1221 S. Belt Line Road, #500, Coppell, Texas 75019. The communication must be clearly addressed to the Board of Directors or to a specific director. The Board of Directors has instructed the General Counsel to review and forward any such correspondence to the appropriate person or persons for response.

Dave & Buster’s Entertainment, Inc	20

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table shows the ownership of our common stock by (a) all persons known by us to beneficially own more than 5% of our common stock, (b) each present director, (c) the named executive officers, and (d) all executive officers and directors as a group.
We have determined beneficial ownership in accordance with the rules of the SEC, and unless otherwise indicated below, to our knowledge, the persons and entities named in the table have sole voting and sole investment power with respect to all shares that they beneficially own, subject to community property laws where applicable.
We have based our calculation of the percentage of beneficial ownership on 48,275,693 shares of our common stock outstanding as of April 5, 2023, unless otherwise indicated in the footnotes below. We have deemed shares of our common stock subject to stock options that are currently exercisable or exercisable within 60 days of April 5, 2023 to be outstanding and to be beneficially owned by the person holding the stock option for the purpose of computing the percentage ownership of that person. Unless otherwise noted, the address of each beneficial owner is c/o Dave & Buster’s Entertainment, Inc., 1221 S. Belt Line Road, #500, Coppell, Texas 75019.

Name of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned as of April 5, 2023	Percent
5% Shareholders
Hill Path Capital LP(1) 150 East 58th Street, 32nd Floor New York, NY 10155	7,119,255	14.71%
BlackRock, Inc.(2) 55 East 52nd Street New York, NY 10055	6,722,580	13.89%
The Vanguard Group(3) 100 Vanguard Blvd. Malvern, PA 19355	4,759,974	9.84%
American Century Investment Management, Inc.(4) 4500 Main Street Kansas City, MO 64111	2,509,485	5.19%
Directors
James P. Chambers	5,754	*
Hamish A. Dodds	22,994	*
Michael J. Griffith(5)	63,973	*
Gail Mandel	2,313	*
Chris Morris(6)	57,838	*
Atish Shah	5,181	*
Kevin M. Sheehan(7)	233,286	*
Jennifer Storms(8)	28,600	*
Named Executive Officers(9)		*
Antonio Bautista(10)	26,635	*
John B. Mulleady(11)	167,192	*
Michael Quartieri(12)	45,571	*
Tony Wehner(13)	31,957	*
All Executive Officers and Directors as a Group (15 Persons)(14)	775,949	1.60%
*Less than 1%.

Dave & Buster’s Entertainment, Inc	21

(1)Based on information contained in Schedule 13D/A dated December 28,2022, filed on December 30, 2022. The Schedule 13D/A reported that Hill Path Capital Partners LP (“HPCP”), Hill Path Capital Partners II LP (“HCCP-II”), Hill Path Capital Co-Investment Partners LP (“HPCCP”), Hill Path D Fund LP, Hill Path G Fund LP, Hill Path J Fund LP, Hill Path Capital Partners GP LLC, Hill Path Capital Partners II GP LLC, Hill Path Investment Holdings LLC, Hill Path Investment Holdings II LLC, Hill Path Capital LP, Hill Path Holdings LLC, and Scott I. Ross are collectively the “HP Reporting Persons” thereunder. The HP Reporting Persons owned and had sole voting and dispositive power over 7,119,255 shares of common stock, including 2,095,246 shares of common stock held directly by HPCP, 2,869,527 shares of common stock held directly by HPCP-II, and 53,231 shares of common stock held by HPCCP, and no shared voting or dispositive power over shares of common stock.
(2)Based on information contained in Schedule 13G/A dated December 31, 2022, filed on January 26, 2023. The Schedule 13G/A reported that BlackRock, Inc. owned and had sole dispositive power over 6,722,580 shares of common stock and had sole voting power over 6,319,946 shares of common stock.
(3)Based on information contained in Schedule 13G/A dated December 30, 2022, filed on February 9, 2023. The Schedule 13G/ A reported that The Vanguard Group owned and had sole dispositive power over 4,651,402 shares of common stock, sole voting power over no shares of common stock, shared voting power over 56,386 shares of common stock and shared dispositive power over 90,344 shares of common stock.
(4)Based on information contained in Schedule 13G dated December 31, 2022, filed on February 8, 2022. The Schedule 13G reported that American Century Investment Management, Inc., owned and had sole dispositive power over 2,219,510 and sole voting power over 2,509,485 shares of common stock.
(5)Shares reflected in the table include 36,277 shares owned by Mr. Griffith and 17,948 shares owned by The 2014 Griffith Family Trust dated October 20, 2014 (the “Family Trust”). Currently, Mr. Griffith has sole voting and investment power over all of the shares owned by the Family Trust. Shares reflected in the table also include 9,748 shares issuable pursuant to outstanding stock options held by Mr. Griffith, all of which are fully vested.
(6)Shares reflected in the table include 3,197 shares issuable pursuant to outstanding stock options held by Mr. Morris that are exercisable within 60 days of April 5, 2023.
(7)Shares reflected in the table include 9,748 shares issuable pursuant to outstanding stock options held by Mr. Sheehan, all of which are fully vested.
(8)Shares reflected in the table include 4,224 shares issuable pursuant to outstanding stock options held by Ms. Storms, all of which are fully vested.
(9)In addition to Mr. Morris who also serves as a director.
(10)Shares reflected in the table include 1,066 shares issuable pursuant to outstanding stock options held by Mr. Bautista that are exercisable within 60 days of April 5, 2023.
(11)Shares reflected in the table include 88,413 shares issuable pursuant to outstanding stock options held by Mr. Mulleady that are exercisable within 60 days of April 5, 2023.
(12)Shares reflected in the table include 1,599 shares issuable pursuant to outstanding stock options held by Mr. Quartieri that are exercisable within 60 days of April 5, 2023.
(13)Shares reflected in the table include 714 shares issuable pursuant to outstanding stock options held by Mr. Wehner that are exercisable within 60 days of April 5, 2023.
(14)Shares reflected in the table include a total of 221,882 shares issuable pursuant to outstanding stock options held by our Executive Officers and Directors as a group that are exercisable within 60 days of April 5, 2023.

Dave & Buster’s Entertainment, Inc	22

EXECUTIVE OFFICERS
We are furnishing below certain biographical information about our executive officers.

Antonio Bautista	Steve Klohn
Dave & Buster’s Since: 2022	Dave & Buster’s Since: 2022
Age: 58	Age: 49
Food & Beverage Experience: 30 yrs	Food & Beverage Experience: 9 yrs
Retail and Late-night entertainment: 25 yrs	Entertainment Experience: 6 yrs
Entertainment (arcade based) Experience: 1 yr
Current Position:	Current Position:
–SVP and Chief International Development Officer since July 2022	–SVP and Chief Information Officer since July 2022

Prior Business Experience:	Prior Business Experience:
–Dave & Buster's Entertainment, Inc.:
•SVP and Head of International Development (Jan 2022-July 2022)
–ALBP Global Hospitality Solutions, a consulting company supporting global hospitality companies:
•CEO (Sept 2020-Dec 2021)
–Fogo De Chao, Inc., an international chain of rodizio-style Brazilian steakhouse restaurants:
•COO (July 2019-July 2020)
–Hard Rock International:
•Various positions including SVP of cafe and retail operations and SVP of franchise development and operations (Dec 2010-June 2019)
–Gourmet Gulf LLC, a UAE-based food and beverage company:
•President and COO (2007-2010)
–Hard Rock International:
•Various positions including Director of Franchise Development and Operations and General Manager (1994-2007)

–Main Event Entertainment, Inc., an American chain of family entertainment centers:
•Chief Information Officer (Sept 2016-July 2022)
–Intelemedia Communications, Inc., a telecommunications service provider:
•CIO Consultant (2012-2016)
–Brinker International, Inc., an American multinational casual dining company owning Chili's Grill & Bar and Maggiano's Little Italy:
•Various positions including Chief Technology Officer (2014-2016)
–RealPage, Inc., an American multinational software company focused on property management solutions:
•SVP (2011-2014)
–J.C. Penney Company, Inc., an American department store chain:
•Various technology related positions (2000-2011)

Education: –BAAS, Public Affairs and Community Service, University of North Texas

Dave & Buster’s Entertainment, Inc	23

Les Lehner	John Mulleady
Dave & Buster’s Since: 2022	Dave & Buster’s Since: 2012
Age: 51	Age: 62
Food & Beverage Experience: 23 yrs	Food & Beverage Experience: 10 yrs
Entertainment Experience: 18 yrs	Entertainment Experience: 10 yrs

Current Position:	Current Position:
–Senior Vice President, Chief Procurement Officer and Head of Main Event Development since July 2022	–Senior Vice President and Chief Development Officer since July 2022.

Prior Business Experience:	Prior Business Experience:
–Main Event Entertainment, Inc.:
• EVP, Chief Development and Procurement Officer (Apr 2018-July 2022)
–Red Robin Gourmet Burgers, Inc.., an American casual dining chain:
• SVP, Chief Development and Procurement Officer (2015-2018)
–CEC Entertainment, Inc.:
•Various positions, including SVP, Development and Procurement (2000-2015)

–Dave & Buster's Entertainment, Inc.:
•Senior Vice President of Real Estate and Development (Apr 2012-July 2022)
–BJ’s Wholesale Club, a leading operator of warehouse clubs in the eastern United States:
•SVP, Director of Real Estate (2008-2012)
–Circuit City Stores, Inc., a consumer electronics retailer:
•VP of Real Estate (2006-2008)
–The Home Depot, Inc., the world's largest home improvement retailer:
•Director of Construction (1999-2006)

Education: –BAA Finance, Angelo State University –MBA Finance, University of North Texas	Education: –B.S. Civil Engineering and B.S. Management Engineering, University of the Pacific –M.S. Construction Management, University of California, Berkeley
Michael Quartieri	Tony Wehner
Dave & Buster’s Since: 2022	Dave & Buster's Since: 2022
Age: 54	Age: 55
Food & Beverage Experience: 10 yrs	Food & Beverage Experience: 10 yrs
Entertainment Experience: 16 yrs	Entertainment Experience: 16 yrs

Current Position:	Current Position:
–Senior Vice President and Chief Financial Officer since Jan 2022	–Senior Vice President and Chief Operating Officer since Jan 2022

Prior Business Experience:	Prior Business Experience:
–LiveOne, Inc., a global platform company for livestream and on-demand content :
•Chief Financial Officer, Executive Vice President and Secretary (November 2020 - December 2021)
–Scientific Games Corporation:
•Executive Vice President, Chief Financial Officer, Treasurer and Secretary (November 2015 - June 2020)
–Las Vegas Sands Corp., an American casino and resort company:
•Various positions including Senior Vice President, Chief Accounting Officer and Global Controller (2006-2015)
–Deloitte & Touche (n/k/a Deloitte), an international professional services firm and one of the Big 4 accounting firms:
•Various positions (1993-2006)

–Main Event Entertainment, Inc.:
•Chief Operating Officer (Jan 2021-July 2022)
–BigShots Golf, a golf-oriented entertainment brand:
•Chief Executive Officer (Jan 2020-Jan 2021)
–Bar Louie, an American gastropub chain:
•Chief Operations Officer (2017-Jan 2020)
–Logan's Roadhouse, an American steakhouse restaurant chain:
•SVP Operations (2016-2017)
–On The Border Mexican Grill & Cantina:
•Various operations positions including SVP of Operations (2010-2015)
–Brinker International, Inc.:
•Various operations positions for Chili's Grill & Bar and On The Border Mexican Grill & Cantina brand (1997-2010)

Education: –B.S. Accounting, University of Southern California –M.Acc, University of Southern California

Dave & Buster’s Entertainment, Inc	24

Ashley Zickefoose
Dave & Buster’s Since: 2022
Age: 47
Food & Beverage Experience: 24 yrs
Entertainment Experience: 3 yrs

Current Position:
–Senior Vice President and Chief Marketing Officer since July 2022

Prior Business Experience:
–Main Event Entertainment, Inc.:
•Chief Marketing Officer (Sept 2021-July 2022)
–CEC Entertainment, Inc.:
•Chief Marketing and Concept Officer (Mar 2018-Apr 2020)
–On The Border Mexican Grill & Cantina:
•Chief Marketing Officer (2015-2018)
–Yum! Brands, Inc., a multi-national restaurant company owning the KFC, Pizza Hut and Taco Bell brands:
•Various brand and marketing roles for the Pizza Hut brand (2006-2012)

Education: –BBA Marketing (Honors Program), Texas A&M University –MBA Marketing, Strategy, Entrepreneurship, The University of Chicago Booth School of Business

Dave & Buster’s Entertainment, Inc	25

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis	Executive Compensation Quick Navigation
The Compensation Committee of our Board of Directors is responsible for establishing our compensation philosophy and ensuring that each element of our compensation program encourages high levels of performance and positions the Company for growth. The Compensation Committee ensures our compensation program is fair, competitive and closely aligns the interests of our executive officers with both the Company’s short- and long-term business objectives and the interests of our shareholders. Through a strategic combination of base pay, cash-based short-term incentive plans, and an equity-based long-term incentive plan, our Compensation Committee strives to reward executive officers for meeting certain strategic objectives and increasing shareholder value.	•Compensation Discussion and Analysis	P. 26
	•CEO Transition	P. 26
	•Compensation Practices	P. 28
	• Elements of Compensation	P. 30
	•Stock Ownership Guidelines	P. 36
	•2022 Summary Compensation Table	P. 38
	•Pay v Performance Disclosure	P. 45
	•Employment Agreements	P. 48
	•Potential Payments Upon Termination or Change in Control	P. 48
This section describes our compensation program for our named executive officers (“NEOs”) for fiscal 2022. The discussion focuses on our compensation programs and compensation-related decisions for fiscal 2022 and addresses why we believe our compensation program supports our business strategy and operational plans. For fiscal 2022, our NEOs were:
•Kevin M. Sheehan – Interim Chief Executive Officer
•Chris Morris - Chief Executive Officer
•Michael Quartieri – Chief Financial Officer
•Antonio Bautista – Chief International Development Officer
•John B. Mulleady – Chief Development Officer
•Tony Wehner – Chief Operating Officer
Business, Strategy and Performance Highlights for Fiscal 2022
Please see the highlights for fiscal 2022 set forth on pages 4-5 of the Summary section of this Proxy Statement.
CEO Transition
Upon the closing of the acquisition of Main Event on June 29, 2022, Mr. Chris Morris assumed the role of CEO and Mr. Sheehan completed his term as Interim CEO and continued in his capacity as Chair of the Board.
Compensation Philosophy and Overall Objectives of Executive Compensation Programs
Our executive compensation philosophy is based upon three core values: pay for performance, market-competitive pay and sustained shareholder value creation.
Pay for Performance—This ensures that we align the interests of senior executives with the interests of our shareholders. Compensation is tied directly to delivering both annual and long-term value creation to our shareholders. Annual incentives focus on efficient and productive operation of the business, while long-term incentives focus on value creation of the enterprise. In addition, we put greater emphasis on the longer-term aspects of the compensation package to help ensure that all actions of management contribute to multi-year value creation.
Market-Competitive Pay—In setting compensation for our executive officers, including our NEOs, the Compensation Committee uses competitive compensation data from an annual total compensation study of a selected peer group of other restaurant and entertainment companies of comparable size and business models as well as other relevant survey sources. These sources inform the Compensation Committee’s decisions about overall compensation opportunities and specific compensation elements. Additionally, the Compensation Committee uses multiple reference points when establishing targeted compensation levels. The Compensation

Dave & Buster’s Entertainment, Inc	26

Committee applies judgment and discretion in establishing targeted pay levels, considering not only competitive market data, but also factors such as company, business unit, and individual performance; scope of responsibility; critical needs and skill sets; experience; leadership potential; and succession planning. Consistent with our pay for performance core values, compensation above target levels is achieved through above-target performance against our annual and long-term incentive goals.
Sustained Shareholder Value Creation—All of our compensation plans are designed to increase the value we deliver to our shareholders through the selection of proper business performance metrics, the leverage built into the plans for performance achievement and the proper governance of the plans throughout the year by our Compensation Committee. We believe that profitable growth of our enterprise is primary while simultaneously reinforcing an ethical and performance-based culture. Our Compensation Committee approves all goals and awards in advance and monitors progress on their achievement throughout the year. In the long-term incentive plan (the “LTIP”) implemented pursuant to the 2014 Stock Incentive Plan, we use a series of vehicles to reinforce this commitment to sustained shareholder value creation. Currently, these vehicles are stock options, time-based restricted stock units and performance-based stock units (in the recent past, market based performance stock units have been used as well). The Compensation Committee determines annually the appropriate use and weighting of each vehicle.
Through this combination of vehicles and the design of our programs, we ensure that our expectation for continuous improvement, growth and profitability are achieved while effectively managing any undue risk elements.
Our compensation philosophy guides us in our annual review of compensation and the assessment of the right pay for performance relationship. It also ensures that when strong performance is achieved, that performance is appropriately rewarded. Our Compensation Committee annually reviews this philosophy and our compensation plans to ensure they are continuing to meet their stated goals and objectives. If they are not, changes will be made to reestablish the right alignment.
In sum, this philosophy is designed to ensure that shareholders see a return for their investment in our Company and that we are getting the right return on our leadership compensation investment.

Dave & Buster’s Entertainment, Inc	27

Compensation Practices
The following list summarizes executive compensation practices that we have to drive performance as well as executive compensation practices that we avoid because we do not believe they serve the long-term interests of our shareholders.

What We Do

✓Set stock ownership guidelines for executives and directors
✓Review tally sheets for executives
✓Disclose performance goals for incentive payments
✓Set maximum payout caps on our annual and long- term incentives
✓Limit perquisites and other benefits, and do not include income tax gross-ups (except for relocation expenses)
✓Subject all variable pay to a compensation recovery clawback policy
✓Have double-trigger change in control agreements
✓Independent Compensation Committee advised by an independent compensation consultant
✓Enforce strict insider trader policies and black-out periods for executives and directors

What We Do Not Do
xNo hedging or pledging of our stock by executives or directors
xNo dividends paid on unearned performance-based shares
xNo excise tax gross-ups to any executive
xNo repricing or cash buyout of underwater stock options
xNo market timing in granting of equity awards
xNo excessive perquisites
x No incentives that encourage risk-taking

Shareholder Say-on-Pay Vote for 2022 and Compensation Actions Taken
Our investors were supportive of these pay actions as evidenced by the 92% vote in support of our Say-on-Pay resolution. Shareholders also approved with a 93% favorable vote for continuing the frequency of Say-on-Pay resolutions on an annual basis. The positive result of these votes is one of the many factors our Compensation Committee considers in evaluating our executive compensation program.
Procedures for Determining Compensation
Our Compensation Committee has the overall responsibility for designing and evaluating the salaries, incentive plan compensation, policies and programs for our executive officers, including the NEOs. The Compensation Committee relies on input from an independent compensation consultant and the experience of members of the Compensation Committee to guide our compensation decisions, including compensation of our NEOs. In addition, the Compensation Committee relies on input from our Chief Executive Officer regarding an officer’s individual performance (other than himself) and an analysis of our corporate performance. By a delegation of authority from the Board of Directors, the Compensation Committee has final authority regarding the overall compensation structure for the executive officers, including the NEOs.
The compensation of our executive officers typically consists primarily of four major components:
•base salary;
•annual incentive awards;
•long-term incentive awards; and
•other benefits.
Each of these components is discussed in detail in Elements of Compensation below.
When making compensation decisions, the Compensation Committee considers, among other things:
•the Company’s short- and long-term performance relative to financial and strategic targets;
•the executive officer’s prior experience and sustained individual performance;
•the significance of the executive officer’s contributions to the ongoing success of the Company;

Dave & Buster’s Entertainment, Inc	28

•the scope of the executive officer’s responsibilities;
•the future value the executive officer is expected to bring to the Company; and
•the results of benchmarking studies, which illustrate value of the executive officer’s total compensation package relative to others in the industries with which we compete for talent.
Annually, the Compensation Committee engages a compensation consulting firm to conduct a benchmarking study of executive compensation programs, provide analysis and advice regarding plan design for short- and long-term incentive plans, and provide analysis and advice concerning trends and regulatory developments in executive compensation. In fiscal 2022, the Company’s independent compensation consultants, FW Cook, evaluated our market competitiveness against (a) a custom peer group and (b) a robust industry-specific survey of restaurant and hospitality companies. The peer group against which we compared ourselves includes (i) casual dining restaurants that offer an “experience”; (ii) casual dining concepts with which we compete for leadership talent; (iii) companies that focus on entertainment, including casino & gaming companies; (iv) hotels, resorts & cruise lines; and (v) leisure facilities. At the time of comparison, all members in aggregate had a restaurant/entertainment mix similar to our income mix:

BJ’s Restaurants, Inc.	Cinemark Holdings, Inc.	Red Robin Gourmet Burgers, Inc.
Bloomin’ Brands	Cracker Barrel Old Country Store, Inc.	SeaWorld Entertainment, Inc.
Brinker International, Inc.	Dine Brands Global, Inc.	Shake Shack
Cedar Fair, L.P.	Golden Entertainment	Six Flags Entertainment Corporation
The Cheesecake Factory Incorporated	Jack in the Box	Speedway Motorsports, Inc.
Churchill Downs Incorporated	The Marcus Corporation	Texas Roadhouse, Inc.
FW Cook had no other direct business relationship with the Company and received no payments from us other than the fees and expenses for services to the Compensation Committee.
Pay for Performance Alignment
Typically, we work to leverage our executive compensation structure to drive outstanding Company performance and provide appropriate rewards for sustained, strong individual performance. A significant portion of each executive officer’s pay is at-risk and awarded in the form of cash- and stock-based short- and long-term incentive grants. These incentive grants, which are discussed below, link each executive officer’s annual income to the achievement of short- and long- term financial and strategic goals. As such, executive officers, including the NEOs, face a risk of forfeiture or a reduced payout if the Company fails to meet its financial and strategic objectives. Under each incentive plan, target compensation is only earned if the designated financial and strategic objectives are met. Each incentive plan offers above-target payouts for outstanding performance; alternatively, no incentive may be earned if a threshold level of performance is not achieved. Further, the Compensation Committee aims to link any adjustments to an executive officer’s base salary to his or her individual performance.
In evaluating whether the compensation programs appropriately link each executive officer’s compensation to Company performance, the Compensation Committee reviews and evaluates the achievements of the Company in the fiscal year. During fiscal 2022, the Company completed the acquisition of Main Event and saw increased revenues, Adjusted EBITDA and operating cash flows. Key accomplishments are more specifically detailed in our Annual Report on Form 10-K. Our compensation programs were tailored to closely calibrate to the Company’s continued pace of recovery. Those changes are summarized in more detail in the next section.
Our fiscal 2022 compensation packages for our CEO and other NEOs were heavily weighted towards variable compensation. In doing so, we took steps to further shift compensation for our CEO and NEOs to variable, long-term compensation and strengthen the alignment between compensation and our shareholder's long-term interests. Long term incentives constituted the largest portion of the target direct compensation opportunity for our CEO. The graphs below show the target pay mix for our CEO and the average of the other NEOs based on annual base salary, annual short-term incentives at target and the economic value (at the time of grant) of restricted stock units and performance-based restricted stock units granted during the year. The target pay mix applies to our current CEO and not to our interim CEO's compensation.

Dave & Buster’s Entertainment, Inc	29

Elements of Compensation
Base Salary
A portion of each executive officer’s total compensation is in the form of base salary. This is a fixed cash payment, expressed as an annualized salary. The salary component was designed to provide the executive officers with consistent income and to attract and retain talented and experienced executives capable of managing our operations and strategic growth. In alignment with our compensation philosophy, the Compensation Committee believes having base salary levels that position us appropriately relative to the market and reflect the performance and level of responsibility of each executive officer is key to providing a competitive total compensation package. Annually, the performance of each executive officer, including the NEOs, is reviewed by the Compensation Committee using information and evaluations provided by the Chief Executive Officer, taking into account our operating and financial results for the year, an assessment of the contribution of each executive officer to such results, the achievement of our strategic growth and any changes in the role and responsibility of an executive officer. In addition, the Compensation Committee considers the results of the benchmarking study and the market competitiveness of each NEO’s base salary to determine appropriate merit- and market-based increases to each executive’s base salary. In fiscal 2022, some of the NEOs received merit-based increases to base salary as noted in the chart below. In addition as part of the post-acquistion compensation structure, the Compensation Committee intentionally began a shift to lower initial base salaries for our new executive officers including new NEOs, relative to their predecessors, reinforcing the strong tie to long-term shareholder interests and more risk and performance-based compensation.

Name	New Base	Previous Base	Percentage Increase
Kevin M. Sheehan(1)	$850,000	$780,000	9.0%
Chris Morris(2)	$750,000	—	—
Michael Quartieri(3)	$530,000	$500,000	6.0%
John B. Mulleady(3)	$452,750	$425,000	6.5%
Antonio Bautista	$427,000	$400,000	6.8%
Tony Wehner	$400,000	—	—
(1)Mr. Sheehan completed his term as Interim CEO role on June 29, 2022.
(2)Mr. Morris joined the Company as CEO on June 29, 2022.
(3)Effective May 2, 2022, the Company eliminated the $25,000 annual cash perquisite allowance for NEOs. As a result, the base salaries of Messrs. Bautista, Mulleady and Quartieri were accordingly increased and is reflected in the new base salary for fiscal 2022.

Dave & Buster’s Entertainment, Inc	30

Annual Incentive Awards
The Executive Incentive Plan created under the 2014 Stock Incentive Plan (the “Executive Incentive Plan”) is designed to recognize and reward our employees for contributing towards the achievement of our annual business plan. The Compensation Committee believes the Executive Incentive Plan provides a valuable short-term incentive program that delivers a cash bonus opportunity for key employees, including the NEOs, upon achievement of targeted operating results, as determined by the Compensation Committee and the Board of Directors. The Executive Incentive Plan also supports our efforts to integrate our compensation philosophies with our annual business objectives and focus our executive officers on the fulfillment of those objectives.
In considering and approving the annual plan design, the Compensation Committee reviews target bonus percentages for each executive officer, including the NEOs, and considers the value of the incentive award relative to the individual’s total compensation package, the value of the incentive award and total compensation package relative to benchmark data, and the degree to which the individual can influence the Company’s achievement of its short-term financial and strategic objectives. The Compensation Committee also reviews annually the financial and strategic objectives that will comprise the components of the Executive Incentive Plan, the target for each component, and the payout percentages at threshold, target, and maximum performance for each component. The Compensation Committee relies on input from its compensation consultant, the results of benchmarking data, and analysis from our Chief Executive Officer to determine the appropriateness of the target bonus percentages for each executive officer (including the NEOs), the components of the Executive Incentive Plan, the targets for each component, and the payout percentages at each level of performance.
Under each executive officer’s employment agreement and the Executive Incentive Plan, a target bonus opportunity is expressed as a percentage of annualized base salary as of the end of the performance period, prorated according to the percentage of the performance period the executive officer is employed by the Company. Target levels are established based upon a review of market practices and align to the Company’s compensation philosophy. Bonuses above or below the target level may be paid subject to a prescribed maximum or minimum. Bonus attainment is calculated separately for each component of the Executive Incentive Plan. Below a minimum threshold level of performance, no awards will be granted under the Executive Incentive Plan. The threshold, target, and maximum percentages for each of the NEOs in fiscal 2022 under the Executive Incentive Plan are outlined in the table below (based on participation for the full year plan).

Name	% of Salary at Threshold	% of Salary at Target	% of Salary at Maximum
Kevin M. Sheehan(1)	50.0%	100.0%	200.0%
Chris Morris(2)	50.0%	100.0%	200.0%
Michael Quartieri	40.0%	80.0%	160.0%
Antonio Bautista	30.0%	60.0%	120.0%
John B. Mulleady	30.0%	60.0%	120.0%
Tony Wehner(2)	40.0%	80.0%	160.0%
(1)Mr. Sheehan completed his term as Interim CEO on June 29, 2022; his participation in the 2022 Executive Incentive Plan was prorated based on his time as Interim CEO in fiscal 2022.
(2)Messrs. Morris and Wehner joined the Company on June 29, 2022; their participation in the 2022 Executive Incentive Plan was prorated based on their respective time with the Company in fiscal 2022.
Under the Executive Incentive Plan for fiscal 2022, (i) 50% of each Executive Officer’s bonus opportunity was based on the Company’s performance relative to targeted Adjusted EBITDA (net income, plus (a) interest expense (net), (b) loss on debt retirement, (c) provision for income taxes, (d) depreciation and amortization expense, and (e) pre-opening expenses); (ii) 20% was based on the Company’s performance relative to targeted Total Revenue; and (iii) 30% was based on the Company's performance relative to targeted Same Store Sales Growth.
Upon the completion of the acquisition of Main Event, the Committee implemented an updated Executive Incentive Plan to align all officers (including NEOs) to shareholders’ interests and tie officers’ pay to the performance of both brands. Recognizing that a portion the Company’s results would be achieved pre-acquisition and based solely on the Dave & Buster’s brand and considering the overall impact of Main Event

Dave & Buster’s Entertainment, Inc	31

results on overall full-year result, the Committee determined that bonuses for Dave & Buster’s officers who were part of the Company prior to the acquisition would be based 85% on Dave & Buster’s full-year results and 15% on Main Event results for the last seven periods of the fiscal year. Bonuses for Main Event officers who joined the Company with the acquisition and officers hired after the acquisition would be based 75% on Dave & Buster’s full-year results and 25% on Main Event results for the last seven periods of the fiscal year. Bonuses for all officers would be prorated for actual time with the Company. To mitigate the distorting effect integration and synergy efforts could have on Adjusted EBITDA calculations, the Committee would use budgeted G&A for each brand in calculating final Adjusted EBITDA results, rather than actual G&A. In addition, the Committee could, at their discretion, apply a multiplier between 0.8 and 1.2 to the portion of the bonus based on each brand’s Adjusted EBITDA achievement, depending on its review of the Company’s synergy achievement efforts. This multiplier would only apply to (i) the portion of the bonus related to full year Adjusted EBITDA for Dave & Buster's prorated for the remainder of fiscal 2022 following the acquisition of Main Event and (ii) the portion of the bonus related to the actual Adjusted EBITDA for Main Event for the remainder of fiscal 2022 following the acquisition of Main Event.

Dave & Buster’s Full-Year Performance Targets
	Performance			Bonus as % of Target
Component	Threshold	Target	Maximum	Threshold	Target	Maximum
Adjusted EBITDA(1)	$358.8	$390.3	$422.1	50%	100%	200%
Total Revenue(1)	$1,470.0	$1,550.0	$1,630.0	50%	100%	200%
Comparable Store Sales Growth(1)	$1,210.0	$1,250.0	$1,330.0	50%	100%	200%
(1)Dollar amounts are represented in millions.

Main Event Post-Acquisition Performance Targets
	Performance			Bonus as % of Target
Component	Threshold	Target	Maximum	Threshold	Target	Maximum
Adjusted EBITDA(1)	$50.1	$52.9	$59.7	50%	100%	200%
Total Revenue(1)	$259.8	$265.4	$279.1	50%	100%	200%
Comparable Store Sales Growth(1)	$198.6	$204.6	$219.0	50%	100%	200%
(1)Dollar amounts are represented in millions.
At the close of the performance period, the Compensation Committee determined the bonuses for the executive officers, including the NEOs, following the audit and reporting of financial results for fiscal 2022 and reported the awards to the Board of Directors. The Compensation Committee authorized bonuses to the executive officers, including the NEOs, in amounts that were commensurate with the results achieved during each performance period. In reviewing results for fiscal 2022, the Compensation Committee recognized that we achieved maximum performance relative to targeted Adjusted EBITDA and Total Sales for both brands, maximum performance relative to targeted Comparable Store Sales Growth for Dave & Buster’s, and performance between target and maximum relative to Comparable Store Sales Growth for Main Event, resulting in a payout of 198% - 199% maximum payout to substantially all officers, including all NEOs. The Compensation Committee also reviewed the Company's synergy achievement efforts and approved a multiplier of 1.2 to the Adjusted EBITDA performance as more particularly described in the paragraph preceding the above tables. The tables below outline 2022 performance results and bonus payments earned under the Executive Incentive Plans to each NEO.

Dave & Buster’s Entertainment, Inc	32

Dave & Buster's Full-Year Results	Target	Actual	% of Target	Payout %
Adjusted EBITDA(1)	$390.3	$430.1	110.2%	200%
Total Revenue(1)	$1,550.00	$1,675.00	108.1%	200%
Comparable Store Sales Growth(1)	$1,250.00	$1,330.00	106.4%	200%
(1) Dollar amounts are represented in millions
Main Event Post-Acquistion Results	Target	Actual	% of Target	Payout %
Adjusted EBITDA(1)	$52.9	$64.9	122.7%	200%
Total Revenue(1)	$265.4	$288.8	108.8%	200%
Comparable Store Sales Growth(1)	$204.6	$214.4	104.8%	168%
(1)Dollar amounts are represented in millions

Name	Target Bonus	Bonus Paid	% of Target
Kevin M. Sheehan(1)	$361,250	$794,750	220%
Chris Morris(2)	$437,250	$951,522	218%
Michael Quartieri	$424,000	$890,945	210%
John B. Mulleady	$271,650	$570,814	210%
Antonio Bautista	$256,200	$538,350	210%
Tony Wehner(2)	$186,560	$405,983	218%
(1)Mr. Sheehan completed his term as Interim CEO on June 29, 2022; his participation in the 2022 Executive Incentive Plan was prorated based on his time as Interim CEO in fiscal 2022. His payout reflects the proration; if he had been Interim CEO for the Company for all of fiscal 2022, his Target Bonus would have been $850,000.
(2)Messrs. Morris and Wehner joined the Company on June 29, 2022; their participation in the 2022 Executive Incentive Plan was prorated based on their respective time with the Company in fiscal 2022. Their payouts reflect the proration; if both had been with the Company for all of fiscal 2022, their Target Bonus would have been $750,000 and $320,000, respectively.
Long-term Incentive Awards
The Compensation Committee believes that it is essential to align the interests of the executive officers, including the NEOs, and other key management personnel responsible for our growth with the interests of our shareholders. The Compensation Committee has also identified the need to retain tenured, high performing executives. The Compensation Committee believes that these objectives are accomplished through the provision of cash- and stock- based incentives that align the interests of management personnel with the long-term objectives of enhancing our value, as set forth in the 2014 Stock Incentive Plan.
Annually, the Compensation Committee determines whether to grant long-term cash- and/or stock-based incentives to executive officers, including the NEOs, and other key management personnel. In determining whether to award grants, the Compensation Committee considers Company performance, individual performance, the significance of individuals’ contributions to the ongoing success of the Company, the valuation of the grants relative to the individual’s total compensation, value creation, and the recommendations of our Chief Executive Officer. In addition, the Compensation Committee considers the benchmarking data and additional analysis provided by the compensation consultant in determining appropriate grant levels for our executive officers, including the NEOs. Historically, annual equity awards are granted in April. For fiscal 2022, the Compensation Committee approved a Long-Term Incentive Plan with a mix of time-based restricted stock units (“RSUs”), and performance share units (“PSUs”) with a three-year performance measurement period, and service-based non-qualified stock options (“stock options”). The RSUs, which comprised 25% of each NEO’s award, vest in equal installments over a three-year period. The stock options, which comprised 25% of each NEOs award, vest in equal installments over a three-year period and are exercisable up to a maximum of 10 years from the award grant date. The exercise price of the stock options awards were established as the closing price of the Company’s stock on the award grant date. The PSUs, which comprise 50% of each NEO’s award, vest after three years and are based 67% on achieving targeted annual Adjusted EBITDA growth and 33% on achieving targeted return on invested capital over the three-year performance period (“Enterprise

Dave & Buster’s Entertainment, Inc	33

ROIC”). The actual number of PSUs earned will be determined at the end of the three-year performance period. The Compensation Committee believes that the mix of 25% RSUs, 25% Stock Options, and 50% PSUs and the three-year performance period appropriately balances retention and long-term shareholder return objectives while motivating and rewarding executive officers and other key employees who deliver long-term financial success.

	2022 PSU Grant
	Annual Adjusted EBITDA Growth		Enterprise ROIC
	Performance	Payout as a Percentage of Target	Performance	Payout as a Percentage of Target
Below Threshold	Below 5%	0%	Below 20.3%	0%
Threshold	5.0%	50%	20.3%	50%
Target	10.5%	100%	23.8%	100%
Maximum	16.0%	200%	27.3%	200%
For a NEO, including our CEO, who joined the Company after the annual grants in April were awarded, the NEO received annual grants under the same terms and conditions as made to the other executive officers earlier in the year, described in the preceding paragraph, but with the amount of the award prorated based on the number of days remaining in the fiscal year that the NEO joined the Company.
5-Year Long-Term and Performance Grants. Upon his joining the Company as CEO on June 29, 2022, per his offer letter with the Company, Mr. Morris received a CEO compensation package that included certain 5-year long-term and performance grants ("CEO 5-year Grants"); details of the grants are set out in the table below. These CEO 5-year Grants, along with Mr. Morris’ prorated annual LTI awards that were also granted on June 29, 2022, represent Mr. Morris’ entire equity compensation package for fiscal 2022. These CEO 5-year Grants will not fully vest until five years after grant and require significant, sustained increase in the stock price to realize the value. For fiscal 2023, Mr. Morris’ equity awards will be limited to his annual LTI grants that were awarded in April 2023.
In an effort to enhance his equity holdings in the Company as the new CEO, Mr. Morris made a personal investment of $1 million in Company stock, which the Company matched with 29,612 stock options as part of the CEO 5-year Grants. To further align Mr. Morris with shareholders, the PSUs as part of the CEO 5-year Grants require exceptionally strong stock price performance to achieve a payout. At grant, the Company’s stock price was $33.77. For Mr. Morris to receive a payout for his grants of PSUs with 200% and 300% goals, respectively, the Company stock price must be at least $67.54 and $101.31, respectively, for a sustained period of time. There is no opportunity to earn a portion of either PSU grant for below-target results. Successful attainment of these goals would translate to a very strong return for our shareholders.
After the acquisition of Main Event, the Committee also made 5-year long-term and performance grants to our non-CEO officers, including the NEOs, on October 7, 2022. In determining to make these 5-year long-term and performance grants ("Officer 5-year Grants"), the Committee considered the need to further focus, align, and retain our executive officer team, who are critical to the long-term execution of our new business strategy of our recently combined Company. By granting these equity awards with the same performance goals and long-term vesting provisions as the CEO’s 5-year Grants, it ensures that the other executive officers are aligned with the CEO’s long-term vision of the Company. Further, the Committee designed these Officer 5-year Grants, similar to the CEO’s 5-year Grants, to strengthen the alignment between the Company’s executive officers and shareholders. Shareholder-friendly provisions include long-term 5-year vesting terms, payout dependent on stock appreciation, stretch stock price performance goals, and a company match opportunity to encourage stock equity holdings. As with the CEO 5-year Grants, a substantial portion of these Officer 5-year Grants require a significant, sustained increase in share price to vest, and there is no opportunity to earn a portion of either PSU grant for below-target results.
A breakdown of the CEO and Officer 5-year Grants is shown in the table below:

Dave & Buster’s Entertainment, Inc	34

CEO/Officer 5-Year Long-Term and Performance Grant Terms
Equity Grant Type	Provisions
Stock Options
•5-year vesting term with one-fifth vests after each anniversary of the grant date
•Subject to the executive officer’s continued employment with the Company through the vesting date of each distribution

Company Match Stock Options
•Non-CEO executive officers required to purchase a minimum number of Company stock (dependent on position-level) between certain dates to retain all or a portion of the stock options; CEO required to purchase a minimum number of Company stock by a certain date to retain all of the stock options
•There is a maximum number (dependent on position-level) of stock options the Company will match based on executive officer’s stock purchase
•5-year vesting term with one-fifth vests after each anniversary of the last stock purchase date; CEO's options vest after each anniversary of the grant date
•Subject to the executive officer’s continued employment with the Company through the vesting date of each distribution
•Executive officer must hold the purchased stock for five years, with a dwindling holding requirement of 20% per year; CEO is not required to hold purchased stock, but is otherwise required to meet Company stock ownership guidelines

Restricted Stock Units (RSUs)
•5-year vesting term with one-fifth vesting after each anniversary of the grant date
•Subject to the executive officer’s continued employment with the Company through the vesting date of each distribution

Performance Stock Units (PSUs)
•Two grants: first grant requires stock price to achieve 200% increase (based on 60-day average) before the fifth anniversary of the grant (“performance period”); second grant requires stock price to achieve 300% increase before the end of the performance period
•PSUs shall vest at the end of the performance period (Closing Date) if stock price achievement is obtained, subject to the executive officer’s continued employment with the Company.
•Incremental early vesting may occur if stock price achievement is obtained prior to the end of the performance period (Interim Closing Date):
▪25% of PSUs will vest on the earlier of first anniversary of Interim Closing Date or Closing Date
▪25% of PSUs will vest on the earlier of second anniversary of Interim Closing Date or Closing Date
▪50% of PSUs will vest on the Closing Date

The intention of the company matching stock options was to enhance equity holdings for those non-CEO executive officers who due to their short tenure at the Company did not have much Company stock ownership. Due to the acquisition of Main Event and recent changes to the executive leadership team, a large number of our executive officers had less than a year tenure at the Company, and at the time of grant, had a limited equity holding in the Company. With the company match stock options, executive officers could make a personal investment in the Company and the Company would provide equivalent “matching” value in stock options. This investment would provide meaningful equity ownership for these executive officers.
The Committee granted the company match stock options at the maximum amount of stock options. The non-CEO executive officer would forfeit an amount of the stock options proportionate to any shortfall from his or her maximum amount. If such executive officer did not purchase the minimum threshold value, all the stock options were forfeited. As noted above, the intention of these company match stock options was to enhance executive officers’ equity holdings in the Company, especially with our new executive officers. For our non-CEO NEOs, Messrs. Quartieri and Wehner purchased an amount of Company stock to retain 100% of the company match stock options; Mr. Bautista purchased an amount of Company stock to retain the minimum amount, and given his existing large equity holdings in the Company, Mr. Mulleady did not make any purchases to retain any of the company match stock options.
Other Benefits
Retirement Benefits. Our employees, including our NEOs, are eligible to participate in the 401(k)-retirement plan on the same basis as other employees. However, tax regulations impose a limit on the amount of compensation that may be deferred for purposes of retirement savings. As a result, we established the Select Executive Retirement Plan (the “SERP”). See 2022 Nonqualified Deferred Compensation for a discussion of the SERP.
Other Benefits. The Company eliminated cash perquisite allowances to its NEOs in fiscal 2022. We do offer our NEOs an annual executive physical. We believe the elimination of cash perquisite allowances, which comprised

Dave & Buster’s Entertainment, Inc	35

less than 5% of each NEO’s total compensation, is reasonable and does not detract from our ability to attract and retain executive talent. See the 2022 Summary Compensation Table below.
Severance Benefits. We have entered into employment agreements with each of our NEOs. These agreements provide our NEOs with certain severance benefits in the event of involuntary termination or adverse job changes and are key to attracting and retaining key executives. See Employment Agreements below.
Deductibility of Executive Compensation
We consider objectives such as attracting, retaining and motivating leaders when we design our executive compensation programs. We also consider the tax-deductibility of compensation, but it is not our sole consideration. U.S. tax reform which became effective in 2017 expanded the types of compensation included in determining tax deduction limits, consequently, we expect that tax deductibility will have less of an impact on our program design for our named executive officers in the future. For federal income taxes, compensation is an expense that is fully tax- deductible for almost all our U.S. employees.
CEO Pay Ratio
The Compensation Committee reviewed a comparison of our Chief Executive Officer’s annual total compensation in fiscal 2022 to that of all other Company employees for the same period. Our calculations included employees who were active as of November 7, 2022. As Canadian employees account for less than 2% of our total employee population, we excluded Canadian employees from the median calculation. Our total employee population was 21,387 and our total employee population without our Canadian employees was 21,136. The median employee was identified using all earnings for fiscal 2022, as reported in our payroll system. Compensation was annualized for all employees including Mr. Sheehan, other than seasonal or temporary employees, based on the number of days employed during fiscal 2022. Mr. Sheehan had fiscal 2022 annual total compensation of $3,137,215 as reflected in the Summary Compensation Table included in this Proxy Statement. Our median employee’s annual total compensation for fiscal 2022 was $23,188.73 (based on the same methodology used for the Summary Compensation Table). Mr. Sheehan’s annual total compensation was approximately 135 times that of our median employee. Mr. Morris was appointed CEO on June 30, 2022. We conducted the same process for Mr. Morris’s compensation and determined his annualized based on the number of days employed during fiscal 2022. Mr. Morris had fiscal annual total compensation of $12,783,555 as reflected in the Summary Compensation Table in this Proxy Statement. Our median employee’s annual total compensation was the same, and Mr. Morris’s annual total compensation was approximately 551 times that of our median employee.
Stock Ownership Guidelines for Officers
Our ownership guidelines were established to further align the interests of our Chief Executive Officer, NEOs and senior executive officers with shareholders and encourage each such executive officer to maintain a long-term equity stake in the Company. The guidelines provide that each such executive officer must hold a multiple of his or her annual base salary in the Company’s stock and include the following holding requirement:

Position	Ownership Requirement (multiple of base salary)
Chief Executive Officer	6 times
Chief Financial Officer and Chief Operating Officer	3 times
Other Senior Vice Presidents	2 times
Equity counted toward the ownership requirement includes stock ownership, time-based restricted stock or other similar plan holdings, and stock beneficially owned in a trust. In 2022, the Compensation Committee voted to no longer count vested and unvested stock options toward stock ownership requirements. Any executives hired or promoted into a senior executive officer role has five years from the date of hire or promotion to achieve the requirement. If at time of measurement, a senior executive officer is not in compliance with this guideline, such officer is prohibited from selling 50% of any new equity award issued to them (net of taxes) until such time as they come into compliance.

Dave & Buster’s Entertainment, Inc	36

Clawback Policy
The Company has adopted a clawback policy providing for the adjustment or recovery of compensation in certain circumstances. If the Board of Directors, upon recommendation of the Compensation Committee, determines that, as a result of a restatement of our financial statements because of material noncompliance with any financial reporting requirement under the securities laws, an executive officer has received more compensation than would have been paid absent the incorrect financial statements, within the three-year period immediately preceding the date on which the Company is required to prepare the restatement, the Board of Directors, in its discretion, shall take such action as it deems necessary or appropriate to address the events that gave rise to the restatement and to prevent its recurrence. In certain cases, such action may include, to the extent permitted by applicable law: (i) requiring partial or full reimbursement of any bonus or other incentive compensation paid to the executive officer; (ii) causing the partial or full cancellation of MSUs, RSUs, PSUs, Performance Cash, and Stock Options; (iii) adjusting the future compensation of such executive officer; and (iv) dismissing or taking legal action against the executive officer, in each case as the Board, upon recommendation of the Compensation Committee, determines to be in the Company’s best interests and that of our shareholders. These remedies would be in addition to, and not in lieu of, any penalties imposed by law enforcement agencies, regulators or other authorities. Any incentive-based awards or payments or other compensation paid to current and former executive officers under employment agreements or any other agreement or arrangement with the Company which is subject to recovery under any law, government regulation, or stock exchange listing requirement (including compliance with the Dodd-Frank Act), will be subject to the deductions and clawback as may be required by law, government regulation or stock exchange listing requirement.
Risk Assessment Disclosure
Our Compensation Committee assessed the risk associated with our compensation practices and policies for employees, including a consideration of the balance between risk-taking incentives and risk-mitigating factors in our practices and policies. The assessment determined that any risks arising from our compensation practices and policies are not reasonably likely to have a material adverse effect on our business or financial condition.

Compensation Committee Report
The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis (“CD&A”) with the management of the Company. Based on that review and discussion, on April 12, 2023 the Compensation Committee recommended to the Board of Directors that the CD&A be included in this Proxy Statement.

James P. Chambers, Chair
Michael Griffith
Jennifer Storms

Dave & Buster’s Entertainment, Inc	37

2022 Summary Compensation Table
The following table sets forth information concerning all compensation that we paid or accrued during fiscal 2022, 2021, and 2020 to or for each of our NEOs.

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)	Stock Awards ($)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	All Other Compensation ($)(5)	Total ($)
Chris Morris (CEO)	2022	433,885	—	8,198,426	3,191,876	951,522	7,846	12,783,555
Kevin M. Sheehan (Interim CEO)(6)	2022	342,115	—	2,000,000	—	794,750	350	3,137,215
	2021	258,000	—	2,990,027	—	233,538	—	3,481,565
Michael Quartieri (CFO)	2022	522,500	100,000	2,618,182	725,319	890,945	6,862	4,863,808
	2021	42,308	—	299,994	—	—	1,923	344,225
John B. Mulleady (SVP & Chief Development Officer)(7)	2022	442,330	—	2,087,293	596,909	570,814	9,332	3,706,678
	2021	417,500	—	709,056	—	361,408	25,983	1,513,947
	2020	364,461	—	710,532	—	—	25,238	1,100,231
Antonio Bautista (SVP & Chief International Development Officer)(8)	2022	420,350	—	1,998,409	569,392	540,126	6,250	3,534,527
Tony Wehner (SVP & Chief Operating Officer)(9)	2022	228,325		1,820,846	518,235	405,983	862	2,974,251
(1)The following salary deferrals were made under the SERP in fiscal 2022: Mr. Morris $10,038 and Mr. Wehner $1,108.
(2)Amounts in this column includes the aggregate grant date fair value of performance RSUs calculated in accordance with ASC 718. The discussion of the assumptions used for purposes of valuation of RSUs in fiscal 2022 appears in Note 8: Stockholders’ Equity, Share-Based Compensation, to our consolidated financial statements included in our Annual Report on Form 10-K. The grant date fair value for performance RSUs is reported based upon the probable outcome of the performance conditions on the grant date in accordance with SEC rules. The aggregate value of the PSUs granted in fiscal 2022, assuming achievement of the maximum performance level of 200% for the 2022 PSU grant and 100% for the CEO/Officer 5-Year Grant PSUs, and based on the Company’s stock price on the date the grant was approved, would have been: Mr. Morris:$4,735,871; Mr. Quartieri: $2,614,130; Mr. Mulleady: $2,102,852; Mr. Bautista:$1,984,340; and Mr. Wehner: $1,747,589.
(3)No options were granted to our NEOs in fiscal 2021 and 2020. Amounts in this column for fiscal 2022 grants reflect the aggregate grant date fair value of options calculated in accordance with ASC 718. The amounts shown represent the fair market value at grant date of equity granted to NEO’s in each fiscal year presented pursuant to ASC Topic 718. These amounts do not include any reduction in value for the possibility of forfeiture. Stock awards for each fiscal year includes awards subject to performance conditions that were valued based on the probability that performance targets will be achieved.
(4)Amounts in this column for 2022 reflect the annual incentive earned for fiscal 2022 under the Executive Incentive Plan. Amounts in this column for 2021 reflect the annual incentive earned for fiscal 2021 under the Executive Incentive Plan and no cash earned for the cash portion of the Long-Term Incentive Plan awarded to each NEO in 2019. Amounts in this column for 2020 reflect that no annual incentive was earned for fiscal 2020 under the Executive Incentive Plan and no cash earned for the cash portion of the Long-Term Incentive Plan awarded to each NEO.

Dave & Buster’s Entertainment, Inc	38

(5)The following table sets forth the components of “All Other Compensation” for fiscal 2022:

Name	Perquisite Allowance (a) ($)	Company Contributions to Retirement & 401(k) Plans (b) ($)	Company Contributions to Deferred Compensation Match (b) ($)	Severance Continuation ($)	COBRA ARRA Reimbursement ($)	Total ($)
Kevin M. Sheehan	—	350	—	—	—	350
Chris Morris	—	1,962	5,019	—	—	6,981
Michael Quartieri	6,250	612	—	—	—	6,862
John B. Mulleady	6,250	3,082	—	—	—	9,332
Antonio Bautista	6,250	—	—	—	—	6,250
Tony Wehner	—	—	554	—	—	554
(a)Amounts include cash perquisite allowances paid. Such allowances were eliminated effective May 2, 2022.
(b)Amounts include Company contributions to the 401(k) and SERP that were based on the Company’s contributions to the 401(k) plan and SERP made during fiscal 2022.
(6)Mr. Sheehan was completed his term as Interim CEO on June 29, 2022.
(7)Mr. Mulleady was promoted to SVP and Chief Development Officer on July 31, 2022.
(8)Mr. Bautista was promoted to SVP and Chief International Development Officer on July 31, 2022.
(9)Mr. Wehner joined the Company on June 29, 2022 and was promoted to SVP and Chief Operating Officer on July 31, 2022.

Dave & Buster’s Entertainment, Inc	39

Grants of Plan-Based Awards in Fiscal 2022
The following table shows the grants of plan-based awards to the named executive officers in fiscal 2022.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards				Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: # of Shares of Stock or Units	All Other Option Awards: # of Securities Underlying Options	Exercise or Base Price of Option Award ($/ Share)	Grant Date Fair Value of Stock and Option Awards ($)
Name		Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Kevin M Sheehan	Cash Incentive		425,000	850,000	1,560,000
	RSUs(1)	4/18/2022							45,146			2,153,916
	RSUs(2)	6/29/2022							2,274			76,793
Chris Morris	Cash Incentive		375,000	750,000	1,500,000
	PSUs(3)	6/29/2022				6,435	12,871	25,742				434,654
	RSUs(3)	6/29/2022							6,435			217,310
	Stock Options(3)	6/29/2022								9,590	33.77	218,748
	RSUs(4)	6/29/2022							14,806			499,999
	PSUs(4)	6/29/2022				—	157,931	157,931				4,537,358
	PSUs(4)	6/29/2022				—	98,706	98,706				2,509,107
	Stock Options(4)	6/29/2022								98,706	33.77	2,287,018
	Stock Options(4)(5)	6/29/2022								29,612	33.77	686,110
Michael Quartieri	Cash Incentive		212,000	424,000	848,000
	PSUs(3)	4/18/2022				3,386	6,772	13,544				323,092
	RSUs(3)	4/18/2022							3,386			161,546
	Stock Options(3)	4/18/2022								4,796	47.71	149,971
	RSUs(4)	10/7/2022							19,303			617,117
	PSUs(4)	10/7/2022				—	34,558	34,558				895,743
	PSUs(4)	10/7/2022				—	26,998	26,998				620,684
	Stock Options(4)	10/7/2022								15,659	37.04	344,028
	Stock Options(4)(5)	10/7/2022								14,174	37.04	231,320
John B. Mulleady	Cash Incentive		135,825	271,650	543,300
	PSUs(3)	4/18/2022				2,878	5,756	11,512				274,619
	RSUs(3)	4/18/2022							2,878			137,309
	Stock Options(3)	4/18/2022								4,077	47.71	127,488
	RSUs(4)	10/7/2022							14,984			479,038
	PSUs(4)	10/7/2022				—	26,998	26,998				699,788
	PSUs(4)	10/7/2022				—	21,598	21,598				496,538
	Stock Options(4)	10/7/2022								11,339	37.04	249,118

Dave & Buster’s Entertainment, Inc	40

Antonio Bautista	Cash Incentive		128,100	256,200	512,400
	PSUs(3)	4/18/2022				2,257		4,514	9,028				215,363
	RSUs(3)	4/18/2022								2,257			107,681
	Stock Options(3)	4/18/2022									3,197	47.71	99,970
	RSUs(4)	10/7/2022								14,984			479,038
	PSUs(4)	10/7/2022				—		26,998	26,998				699,788
	PSUs(4)	10/7/2022				—		21,598	21,598				496,538
	Stock Options(4)	10/7/2022									11,339	37.04	249,118
	Stock Options(4)(5)	10/7/2022									5,399	37.04	88,112
Tony Wehner	Cash Incentive		160,000	320,000	640,000
	PSUs(3)	6/29/2022				1,436	1,436	2,872	5,744				96,987
	RSUs(3)	6/29/2022								1,436			48,494
	Stock Options(3)	6/29/2022									2,140	33.77	48,813
	RSUs(4)	10/7/2022								14,984			479,038
	PSUs(4)	10/7/2022				—		26,998	26,998				699,788
	PSUs(4)	10/7/2022				—		21,598	21,598				496,538
	Stock Options(4)	10/7/2022									11,339	37.04	249,118
	Stock Options(4)(5)	10/7/2022									13,499	37.04	220,304
(1)The shares shown reflect an award of RSUs for Mr. Sheehan's service as Interim CEO.
(2)The shares shown reflect an award of RSUs for Mr. Sheehan's continued service as Chair of the Board following the end of Mr. Sheehan's term as Interim CEO.
(3)The shares shown reflect an award of PSUs, RSUs and options, as applicable, in accordance with the 2022 Long-Term Incentive Plan. The shares shown in the “Threshold” column reflect the minimum payment level under the Company’s PSU component of the 2022 Long-Term Incentive Plan. The minimum award level is 0% of target ("Target") and the maximum award is 200% of target (“Maximum”). Threshold is represented with the minimum possible payout.
(4)The shares shown reflect an award of PSUs, RSUs and options, as applicable, in accordance with the CEO 5-year Grants or Officer 5-year Grants, as applicable (collectively, the "Grants"). The shares shown in the “Threshold” column reflect the minimum payment level under the Company’s PSU component of the Grants. The minimum award level is 0% of target ("Target") and the maximum award is 100% of target (“Maximum”). Threshold is represented with the minimum possible payout. Mr. Morris received his CEO 5-year Grants on June 29, 2022, the day he started with the Company. Messrs. Quartieri, Bautista, Mulleady, and Wehner received their Officer 5-year Grants on October 7, 2022 following the Compensation Committee approval to make the Officer 5-year Grants to all officers of the Company.
(5)This stock option grant required a purchase of a certain dollar amount of Company stock in order to retain all or a portion of the options. The options shown reflect the amount of options retained as a result of qualifying purchases by Messrs. Morris, Quartieri, Bautista, and Wehner. Mr. Mulleady elected not to meet the stock purchase condition for this option grant and forfeited the grant prior to the end of the fiscal 2022.

Dave & Buster’s Entertainment, Inc	41

Outstanding Equity Awards at Fiscal Year-End 2022

		Option Awards						Stock Awards
		Number of Securities Underlying Unexercised Options (#)		Number of Securities Underlying Unexercised Options (#)		Option Exercise Price ($)	Option Expiration Date	Number of Units That Have Not Vested (#)		Market Value of Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Units That Have Not Vested (#)		Equity Incentive Plan Awards: Market Value of Unearned Units That Have Not Vested ($)
Name (a)	Grant Date	Exercisable (b)		Unexercisable (c)		(e)	(f)	(g)		(h)(1)	(i)		(j)(2)
Kevin M. Sheehan	6/29/2022							2,274	(6)	94,598
	4/18/22							45,146	(7)	1,878,074
	4/7/2016	4,545	(3)			39.10	4/7/2026
	4/9/2015	5,203	(3)			31.71	4/9/2025
Chris Morris	6/29/2022			9,590	(5)(a)	33.77	6/29/2032	6,345	(8)	263,952	12,871	(16)	535,434
	6/29/2022			98,706	(5)(b)	33.77	6/29/2032	14,806	(9)	615,930	157,931	(17)	6,569,930
	6/29/2022			29,612	(5)(b)	33.77	6/29/2032				98,706	(18)	4,106,170
Michael Quartieri	10/7/2022			15,659	(5)(c)	37.04	10/7/2032	19,303	(10)	803,005	34,558	(19)	1,437,613
	10/7/2022			14,174	(5)(b)	37.04	10/7/2032				26,998	(20)	1,123,117
	4/18/2022			4,796	(5)(a)	47.71	4/18/2032	3,386	(7)	140,858	6,772	(21)	281,715
	1/18/2022							8,496	(11)	353,434
John B. Mulleady	10/7/2022			11,339	(5)(b)	37.04	10/7/2032	14,984	(10)	623,334	26,998	(19)	1,123,117
	10/7/2022										21,598	(20)	898,477
	4/18/2022			4,077	(5)(a)	47.71	4/18/2032	2,878	(7)	119,725	5,756	(21)	239,450
	4/23/2021							4,833	(12)	201,053	2,685	(22)	111,696
	4/23/2021							4,834	(13)	201,094
	5/6/2020							10,347	(14)	430,435
	5/6/2020							16,338	(15)	679,661
	4/11/2019	14,723	(4)			51.68	4/11/2029
	4/12/2018	13,020	(4)			41.65	4/12/2028
	4/7/2017	9,121	(4)			59.67	4/7/2027
	4/7/2016	14,230	(4)			39.10	4/7/2026
	4/9/2015	14,282	(4)			31.71	4/9/2025
	10/9/2014	14,178	(4)			16.00	10/9/2024
Antonio Bautista	10/7/2022			5,399	(5)(d)	37.04	10/7/2032	14,984	(10)	623,334	26,998	(19)	1,123,117
	10/7/2022			11,339	(5)(b)	37.04	10/7/2032				21,598	(20)	898,477
	4/18/2022			3,197	(5)(a)	33.77	4/18/2032	2,257	(7)	93,891	4,514	(21)	187,782
Tony Wehner	10/7/2022			13,499	(5)(e)	37.04	10/7/2032	14,984	(10)	623,334	26,998	(19)	1,123,117
	10/7/2022			11,339	(5)(b)	37.04	10/7/2032				21,598	(20)	898,477
	6/29/2022			2,140	(5)(a)	33.77	6/29/2032	1,436	(8)	59,738	2,872	(16)	119,475
(1)The market value is equal to number of shares underlying the units, multiplied by the closing market price of the Company’s common stock on Friday, January 27, 2023, the last trading day of the Company’s fiscal year (being $41.60).
(2)The market value is equal to number of shares underlying the units based on achieving certain performance goals, multiplied by the closing market price of the Company’s common stock on Friday, January 27, 2023, the last trading day of the Company’s fiscal year (being $41.60).
(3)These options represent vested options granted under the 2014 Stock Incentive Plan; these options were granted to Mr. Sheehan as part of his compensation as an independent Director prior to his appointment as Interim CEO.
(4)These options represent vested options granted under the 2014 Stock Incentive Plan.
(5)These options represent unvested options granted under the 2014 Stock Incentive Plan. Vesting of these options are as noted below.
(a)    These options vest in three equal installments commencing on 4/18/2023.
(b)    These options vest in five equal installments commencing on the first anniversary of the grant date.
(c)    These options vest in five equal installments commencing on 12/8/2023.
(d)    These options vest in five equal installments commencing on 4/13/2024.
(e)    These options vest in five equal installments commencing on 10/14/2023.
(6)This grant represents time-based restricted stock units under the 2014 Stock Incentive Plan (“RSUs”) to Mr. Sheehan for continuing in his capacity as non-employee Chair of the Board. 100% of the RSUs vest on 4/18/2023.
(7)This grant represents RSUs under the 2022 Long-Term Incentive Plan ("2022 LTIP") granted on 4/18/2022. These RSUs vest in three equal installments on 4/18/2023, 4/18/2024 and 4/18/2025.

Dave & Buster’s Entertainment, Inc	42

(8)This grant represents RSUs under the 2022 LTIP granted on 6/29/2022. These RSUs vest in three equal installments on 4/18/2023, 4/18/2024 and 4/18/2025.
(9)This grant represents RSUs under the CEO 5-year performance grant made on 6/29/2022. These RSUs vest in five equal installments on 6/29/2023, 6/29/2024, 6/29/2025, 6/29/2026, and 6/29/2027.
(10)This grant represents RSUs under the Officer 5-year Grants made on 10/7/2022. These RSUs vest in five equal installments on 10/7/2023, 10/7/2024, 10/7/2025, 10/7/2026, and 10/7/2027.
(11)This grant represents RSUs to Mr. Quartieri in connection with his joining the Company. These RSUs vest in two equal installments on 1/18/2024 and 1/18/2025.
(12)This grant represents RSUs under the 2021 Long-Term Incentive Plan (“2021 LTIP”). These RSUs vest in two equal installments on 4/23/2023 and 4/23/2024.
(13)This grant represents the earned number of Performance Stock Units ("PSUs") under the 2021 LTIP. These earned PSUs vest in two equal installments on 4/23/2023 and 4/23/2024.
(14)This grant represents RSUs under the 2020 Business Recovery and Transformation Plan. These RSUs vest in one final 5/6/2023.
(15)This grant represents earned performance-based market stock units (“MSUs”) under the 2020 Business Recovery and Transformation Plan. These earned MSUs vest in one final installment on 5/6/2023.
(16)This grant represents the target number of PSUs under the 2022 LTIP. PSUs that are earned under the performance conditions vest 100% on 4/18/2025.
(17)This grant represents the target number of PSUs under the CEO 5-year performance grant made on 6/29/2022. PSUs that are earned under the performance conditions (200% stock price) vest 100% on 6/29/2027.
(18)This grant represents the target number of PSUs under the CEO 5-year performance grant made on 6/29/2022. PSUs that are earned under the performance conditions (300% stock price) vest 100% on 6/29/2027.
(19)This grant represents the target number of PSUs under the Officer 5-year Grants made on 10/7/2022. PSUs that are earned under the performance conditions (200% stock price) vest 100% on 10/7/2027.
(20)This grant represents the target number of PSUs under the Officer 5-year Grants made on 10/7/2022. PSUs that are earned under the performance conditions (300% stock price) vest 100% on 10/7/2027.
(21)This grant represents the target number of PSUs under the 2022 LTIP. PSUs that are earned under the performance conditions vest 100% on 4/23/2024.
(22)This grant represents the target number of MSUs under the 2021 LTIP. MSUs that are earned under the performance conditions vest 100% on 4/23/2024.

Fiscal 2022 Option Exercises and Stock Vested

	OPTION AWARDS		STOCK VESTED
NAME(2)	Number of Shares Acquired on Exercise	Value Realized on Exercise	Number of Shares Acquired on Vesting(1)	Value Realized on Vesting
Kevin M. Sheehan(3)	0	$—	70,834	$2,394,701
Chris Morris	0	$—	0	$—
Michael Quartieri	0	$—	2,832	$116,112
John B. Mulleady	15,000	$285,000	33,245	$1,496,057
Antonio Bautista	0	$—	1,416	$53,709
Tony Wehner	0	$—	0	$—
(1)The value realized on the exercise of options is equal to the amount per share at which the named executive officer sold shares acquired on exercise (all of which occurred on the date of exercise) minus the exercise price of the option times the number of shares acquired on exercise of the options. The value realized on the vesting of stock awards is equal to the closing market price of the Company’s common stock on the date of vesting times the number of shares acquired upon vesting. The number of shares and value realized on vesting includes shares, if any, that were withheld at the time of vesting to satisfy tax withholding requirements.

2022 Nonqualified Deferred Compensation
The SERP is a defined contribution plan designed to permit a select group of management or highly compensated employees to set aside base salary on a pre-tax basis. The SERP has a variety of investment options similar in type to our 401(k) plan. In the SERP, the Company matches 33% of the employee’s contributions, up to the first 6% of salary deferred. Employer contributions to a participant’s account vest in

Dave & Buster’s Entertainment, Inc	43

equal portions over the first three years a participant is eligible to participate in the SERP and become immediately vested upon termination of a participant’s employment on or after age 65 or by reason of the participant’s death or disability, and upon a change of control (as defined in the SERP). Pursuant to Section 409A of the Code, however, such distribution cannot be made to certain employees of a publicly traded corporation before the earlier of six months following the employee’s termination date or the death of the employee. Employer contributions are fully vested after three years of eligibility. Withdrawals from the SERP may be permitted in the event of an unforeseeable emergency.
The following table shows contributions to each NEO’s deferred compensation account in fiscal 2022 and the aggregate amount of such officer’s deferred compensation as of January 29, 2023.

Name	Executive Contributions in Last Fiscal Year(1) ($)	Registrant Contributions in Last Fiscal Year(2)(3) ($)	Aggregate Earnings in Last Fiscal Year(3) ($)	Fees and Adjustments ($)	Aggregate Balance at Last Fiscal Year- End(4) ($)
Kevin M. Sheehan	—	—	—	—	—
Chris Morris	10,038	5,019	582	(59)	15,580
Michael Quartieri	—	—	—	—	—
John B. Mulleady	—	—	—	—	—
Antonio Bautista	—	—	—	—	—
Tony Wehner	1,108	554	45	—	1,706
(1)Amounts are included in the “Salary” column of the 2022 Summary Compensation Table.
(2)Amounts shown are matching contributions pursuant to the deferred compensation plan. These amounts are included in the “All Other Compensation” column of the 2022 Summary Compensation Table.
(3)No amount reported in this column was reported as compensation to the officer in the 2022 Summary Compensation Table in previous years.
(4)The portion of these amounts derived from executive contributions made in previous years was included in the “Salary” column of the 2022 Summary Compensation Table in the years when the contributions were made. The portions of these amounts derived from matching contributions made in previous years were included in the “All Other Compensation” column of the 2022 Summary Compensation Table in the years when the executive contributions were made.

Dave & Buster’s Entertainment, Inc	44

Pay vs. Performance Disclosure
As required by Item 402(v) of Regulation S-K, we are providing the following information about the relationship between executive compensation actually paid and our financial performance for each of the last three completed fiscal years. In determining the “compensation actually paid” to our NEOs for each fiscal year, we are required to make various adjustments to amounts that have been previously reported in the Summary Compensation Table in each such previous year, as the valuation methods for this disclosure under Item 402(v) differ from those required in reporting the compensation information in the Summary Compensation Table. For our NEOs other than our principal executive officer (“PEO”), compensation is reported as an average.

	SCT Total for PEO ($) (1)			CAP to PEO ($) (2)					Value of Initial Fixed $100 Investment Based on:
Year	Chris Morris	Kevin Sheehan	Brian Jenkins	Chris Morris	Kevin Sheehan	Brian Jenkins	Average SCT Total for Non-PEO NEOs ($) (1)	Average CAP to Non-PEO NEOs ($) (2)	Company TSR ($)	Peer Group TSR ($) (3)	Net Income (Loss) ($ millions)	Adjusted EBITDA ($ millions) (4)
2022	$12,783,555	$3,137,215	$—	$12,853,604	$2,605,610	$—	$3,769,816	$4,649,456	$94.20	$110.98	$137.1	$480.4
2021	$—	$3,481,565	$7,419,865	$—	$3,164,293	$1,039,387	$1,371,338	$(383,173)	$79.96	$105.01	$108.6	$343.6
2020	$—	$—	$3,260,946	$—	$—	$15,980,691	$1,210,320	$5,165,880	$77.04	$142.20	$(207.0)	$(92.5)
(1)    For each fiscal year, represents the amount reported for our CEO and average amount reported for our non-CEO NEOs from the Total column of the 2022 Summary Compensation Table ("SCT"). Our NEOs for each fiscal year presented above is as follows:

Fiscal Year	PEO	Non-PEO NEOs
2022	Kevin Sheehan and Chris Morris	Michael Quartieri, John Mulleady, Antonio Bautista, Tony Wehner
2021	Brian Jenkins and Kevin Sheehan	Michael Quartieri, Margo Manning, John Mulleady, Robert Edmund and Scott Bowman
2020	Brian Jenkins	Scott Bowman, John Mulleady, Robert Edmund and Margo Manning
(2)    In accordance with SEC rules, the following adjustments were made to determine the “compensation actually paid” ("CAP") to each person who served as our PEO during fiscal years 2022, 2021, and 2020, which consisted solely of adjustments to the PEOs’ equity awards

	Fiscal 2022		Fiscal 2021		Fiscal 2020
	Chris Morris	Kevin Sheehan	Kevin Sheehan	Brian Jenkins	Brian Jenkins
Summary Compensation Table - Total Compensation	$12,783,555	$3,137,215	$3,481,565	$7,419,865	$3,260,946
Change in Value of Equity Awards Granted in the Year from Grand Date to Year End	70,049	(121,926)	(317,272)	(1,645,721)	12,719,745
Year over Year Change in Fair Value of Outstanding and Unvested Equity Awards	—	—	—	—	—
Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year	—	—	—	112,345	—
Year over Year Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year	—	(409,679)	—	(4,847,102)	—
Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year	—	—	—	—	—
Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation	—	—	—	—	—
Increase for service cost and, if applicable, prior service cost for pension plans	—	—	—	—	—
Total Adjustments (subtotal)	$70,049	$(531,605)	$(317,272)	$(6,380,478)	$12,719,745
Compensation Actual Paid	$12,853,604	$2,605,610	$3,164,293	$1,039,387	$15,980,691

Dave & Buster’s Entertainment, Inc	45

In accordance with SEC rules, the following adjustments were made to determine the “compensation actually paid” on average to our non-PEO NEOs during fiscal years 2022, 2021, and 2020, which consisted solely of adjustments to the non-PEO NEOs’ equity awards:

	Fiscal 2022	Fiscal 2021	Fiscal 2020
Summary Compensation Table - Total Compensation	$3,769,816	$1,371,338	$1,210,320
Change in Value of Equity Awards Granted in the Year from Grand Date to Year End	698,811	(266,670)	3,955,560
Year over Year Change in Fair Value of Outstanding and Unvested Equity Awards	87,470	(642,822)	—
Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year	—	—	—
Year over Year Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year	93,359	(216,275)	—
Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year	—	(628,744)	—
Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation	—	—	—
Increase for service cost and, if applicable, prior service cost for pension plans	—	—	—
Total Adjustments (subtotal)	$879,640	$(1,754,511)	$3,955,560
Compensation Actual Paid	$4,649,456	$(383,173)	$5,165,880
(3)    For the relevant fiscal year, represents the cumulative total shareholder return ("TSR") of the S&P 600 Hotels Restaurants and Leisure index ("Peer Group"), of which our stock was a member during fiscal 2022, assuming an initial investment of $100 at the beginning of the first period presented (Fiscal 2020).
(4)    Adjusted EBITDA is a non-GAAP financial measure. See our Annual Report on Form 10-K for a reconciliation of Net Income to Adjusted EBITDA.
Pay vs. Performance Financial Measures
A significant portion of our named executive officers’ compensation consists of equity awards. We believe the financial performance measures shown below, all of which are performance objectives used in our executive compensation program, were the most important in linking compensation actually paid to our NEOs for 2022.
•TSR/Company Share Price
•Adjusted EBITDA
•Enterprise ROIC

Dave & Buster’s Entertainment, Inc	46

Compensation Actually Paid Versus Company TSR and Peer Group TSR
The following graph reflects the relationship between PEO and average Non-PEO NEO compensation actually paid versus the Company's cumulative TSR and the Company's Peer Group TSR, assuming an initial investment of $100, for fiscal years 2020, 2021 and 2022:

Compensation Actually Paid Versus Company TSR and Peer Group TSR
$20,000,000
$15,000,000
$10,000,000
$5,000,000
$—
$200.00
$150.00
$100.00
$50.00
2022
2021
2020
CAP to PEO ($)
Average CAP to Non-PEO NEOs ($)
Company TSR ($)
Peer Group TSR ($)

Compensation Actually Paid Versus Net Income (Loss) and Adjusted EBITDA
The following graph reflects the relationship between PEO and average Non-PEO NEO compensation actually paid versus the Company's net income (loss) and Adjusted EBITDA for fiscal years 2020, 2021 and 2022:

Compensation Actually Paid Versus Net Income (Loss) and Adjusted EBITDA
$20,000,000
$15,000,000
$10,000,000
$5,000,000
$—
$600.0
$300.0
$—
$(300.0)
2022
2021
2020
CAP to PEO ($)
Average CAP to Non-PEO NEOs ($)
Net Income (Loss) ($ millions)
Adjusted EBITDA ($ millions)

Dave & Buster’s Entertainment, Inc	47

Employment Agreements
We have entered into employment agreements with our NEOs to reflect the then current compensation arrangements of each of the NEOs and to include additional restrictive covenants, including a one-year non-competition provision and a two-year non-solicitation and non-hire provision. The employment agreement for each NEO provides for an initial term of one year, subject to automatic one-year renewals unless terminated earlier by the NEO or us. Under the terms of the employment agreements, each NEO is entitled to a minimum base salary and may receive an annual salary increase commensurate with such officer’s performance during the year, as determined by our Board of Directors. Our NEOs are also entitled to participate in the Executive Incentive Plan, the 2014 Stock Incentive Plan and in any profit sharing, qualified and nonqualified retirement plans and any health, life, accident, disability insurance, sick leave, supplemental medical reimbursement insurance, or benefit plans or programs as we may choose to make available now or in the future. In addition, the employment agreements contain provisions providing for severance payments and continuation of benefits under certain circumstances including termination by us without Cause (as defined in the employment agreement), upon execution of a general release of claims in favor of us.

Potential Payments Upon Termination or Change of Control
The following is a discussion of the rights of the NEOs under the 2014 Stock Incentive Plan and the employment agreements with the NEOs following a termination of employment or change of control.
Payments pursuant to 2014 Stock Incentive Plan
The following tables address grants under the 2014 Stock Incentive Plan.
Stock Options

Reason for Termination	Unvested	Vested
Fiscal 2020 & prior grants
For cause	Immediate forfeiture	Immediate forfeiture
Death or disability	Immediate vesting	Exercisable for earlier of (i) 1 year after death or disability or (ii) the remainder of option term
Retirement(1)	Continued vesting per grant terms	Exercisable for remainder of option term
Change in control(2)	Continued vesting per grant terms	Exercisable for remainder of option term
Any other reason	Immediate forfeiture	Exercisable for earlier of (i) 90 days from date of termination or (ii) the remainder of the option term
Fiscal 2021 & later grants
For cause	Immediate forfeiture	Immediate forfeiture
Death or disability	Immediate vesting	Exercisable for earlier of (i) 1 year after death or disability or (ii) the remainder of option term
Retirement(1)	Continued vesting per grant terms	Exercisable for remainder of option term
Change in control(2)	Immediate vesting upon termination	Exercisable for remainder of option term
Any other reason	Immediate forfeiture	Exercisable for earlier of (i) 90 days from date of termination or (ii) the remainder of the option term
(1)Retirement is defined as termination other than for cause after obtaining either the age of 60 plus 10 years of service or age 65.
(2)Change in control is defined as termination without cause or for good reason within period from 90 days before to one year after a change of control in the Company. If all Stock Options and the Plan are terminated as part of the change in control of the Company, the above is not applicable.

Dave & Buster’s Entertainment, Inc	48

Performance Based RSUs and Cash, RSUs & MSUs

Reason for Termination	Performance Based RSUs and Performance Cash	Time Based RSUs	MSUs
Fiscal 2021 & later grants(1)
For cause	Immediate forfeiture	Immediate forfeiture of unvested RSUs	Immediate forfeiture
Death or disability	Immediate vesting and settlement based on target performance for full performance period notwithstanding termination of service	Immediate vesting and settlement	Settlement based on target performance for full performance period, if prior to end of full performance period, notwithstanding termination of service
Retirement(2)	Settlement based on actual performance for full performance period notwithstanding termination of service, prorated for term of service during performance period	Continued vesting per grant terms	Settlement based on actual performance for full performance period notwithstanding termination of service, prorated for term of service during performance period
Change in control(3)(4)	Convert to time-based RSUs based on target performance for full performance period; continued vesting per grant terms; settlement to occur upon earlier of termination or original vesting schedule	Immediate vesting upon termination	Convert to time-based RSUs based on actual performance for full performance period; continued vesting per grant terms; settlement to occur upon earlier of termination or original vesting schedule
Any other reason	Settlement based on actual performance for full performance period notwithstanding termination of service, prorated for term of service during performance period	Settlement prorated for term of service between grant date and termination of service	Settlement based on actual performance for full performance period notwithstanding termination of service, prorated for term of service during performance period
(1)Details for grants prior to fiscal 2021 are omitted as the only remaining RSU's & MSUs were granted on May 6, 2020 and the final tranche of such grants will be distributed following May 6, 2023.
(2)Retirement is defined as termination other than for cause after obtaining either the age of 60 plus 10 years of service or age 65.
(3)Change in control is defined as termination without cause or for good reason within period from 90 days before to one year after a change of control in the Company.
(4)The PSUs granted as part of the CEO 5-year Grants and Officer 5-year Grants vest only if the share price on the date of change in control is equal to or greater than the required achievement price and then are paid out in three annual installments of 50%, 25% and 25%.
If there is a change of control of the Company, then, unless prohibited by law, the Compensation Committee is authorized (but not obligated) to make adjustments to the terms and conditions of outstanding awards, including, without limitation, continuation or assumption of outstanding awards; substitution of new awards with substantially the same terms as outstanding awards; accelerated exercisability, vesting and/or lapse of restrictions for outstanding awards immediately prior to the occurrence of such event; upon written notice, provision that any outstanding awards must be exercised, to the extent then exercisable, during a specified period determined by the Compensation Committee (contingent upon the consummation of the change of control), following which unexercised awards shall terminate; and cancellation of all or any portion of outstanding awards for fair market value (which may be the intrinsic value of the award and may be zero); and cancellation of all or any portion of outstanding awards for fair value (as determined in the sole discretion of the Compensation Committee and which may be zero).

Dave & Buster’s Entertainment, Inc	49

Under the 2014 Stock Incentive Plan, a change of control generally is triggered by the occurrence of any of the following: (i) an acquisition of 30% or more of the outstanding shares or the voting power of the outstanding securities generally entitled to vote in the election of directors; (ii) with certain exceptions, individuals on the Board of Directors on the date of effectiveness of the plan cease to constitute a majority of the Board of Directors; consummation of a reorganization, merger, amalgamation, statutory share exchange, consolidation or like event to which the Company is a party or a sale or disposition of all or substantially all of the Company’s assets, unless the Company’s shareholders continue to own more than 50% of the outstanding voting securities, no person beneficially owns 30% or more of the outstanding securities of the Company and at least a majority of the members of the Board of Directors after such event were members of the Board of Directors prior to the event; or (iv) a complete liquidation or dissolution of the Company.
Payments pursuant to Employment Agreements
Deferred Compensation. All contributions made by an executive officer to a deferred compensation account, and all vested portions of our contributions to such deferred compensation account, shall be disbursed to the executive officer upon termination of employment for any reason. Currently, only Messrs. Morris and Wehner have made contributions to a deferred compensation account as more particularly described above under 2022 Non-Qualified Deferred Compensation.
Resignation. If an executive officer resigns from employment with us, including for the purpose of retirement, such officer is not eligible for any further payments of salary, bonus, or benefits and such officer shall only be entitled to receive that compensation which has been earned by the officer through the date of termination. Notwithstanding the foregoing, the Company may, at its sole option, elect to provide payments and other severance benefits described below under Involuntary Termination Not for Cause and the officer shall execute a release of the Company.
Involuntary Termination Not for Cause. In the event of involuntary termination of employment other than for Cause (as defined in the employment agreements), an executive officer would be entitled to 12 months of severance pay at such officer’s then-current base salary (24 months of severance pay for Mr. Morris at his then current base salary), the pro rata portion of the annual bonus, if any, earned by the officer for the then-current fiscal year, and monthly payments for a period of 12 months equal to the monthly premium required by such officers to maintain health insurance benefits provided by our group health insurance plan, in accordance with the requirements of the Consolidated Omnibus Budget Reconciliation Act of 1985.
Termination for Cause. In the event of termination for Cause, the officer is not eligible for any further payments of salary, bonus, or benefits and shall be only entitled to receive that compensation which has been earned by the officer through the date of termination.
Termination for Good Reason – No Change in Control. In the event the officer chooses to terminate his or her employment for reasons such as material breach of the employment agreement by us, relocation of the office where the officer performs his or her duties, assignment to the officer of any duties, authority, or responsibilities that are materially inconsistent with such officer’s position, authority, duties or responsibilities or other similar actions, such officer shall be entitled to the same benefits described above under Involuntary Termination Not for Cause.
Death or Disability. The benefits to which an officer (or such officer’s estate or representative) would be entitled in the event of death or disability are as described above under Involuntary Termination Not for Cause. However, the amount of salary paid to any such disabled officer shall be reduced by any income replacement benefits received from the disability insurance we provide.

Dave & Buster’s Entertainment, Inc	50

Information concerning the potential payments upon a termination of employment or change of control is set forth in tabular form below for each current NEO. Information is provided as if the termination, death, disability or change of control (as defined in the 2014 Stock Incentive Plan) and certain other liquidity events had occurred as of January 29, 2023 (the last day of fiscal 2023). For purposes of the table, we have assumed the termination occurred immediately following the end of the fiscal year.

Name	Benefit	Voluntary Resignation ($)	Retired ($)(1)	Involuntary Termination W/Out Cause($)	Termination With Cause($)		Termination For Good Reason – No Change in Control($)	Death/ Disability ($)	Change in Control ($)(2)
Kevin M. Sheehan	Salary	—	—	—	—		—	—	—
	Bonus	794,750	794,750	794,750	—		794,750	794,750	—
	H & W Benefits	—	—	—	—		—	—	—
	Equity(3)	130,751	130,751	621,256	62,819		130,751	2,008,824	2,035,490
Chris Morris(4)	Salary	—	—	750,000	—		750,000	750,000	—
	Bonus	951,522	951,522	951,522	—	(5)	951,522	951,522	—
	H & W Benefits	—	—	14,174	—		14,174	14,174	—
	Equity(3)	—	—	1,557,196	—		—	13,174,970	2,498,875
Michael Quartieri	Salary	—	—	530,000	—		530,000	530,000	—
	Bonus	890,945	890,945	890,945	—	(5)	890,945	890,945	—
	H & W Benefits	—	—	24,314	—		24,314	24,314	—
	Equity(3)	—	—	703,969	—		—	4,141,854	1,581,126
John B. Mulleady	Salary	—		452,750	—		452,750	452,750	—
	Bonus	570,814	570,814	570,814	—	(5)	570,814	570,814	—
	H & W Benefits	—	—	14,885	—		14,885	14,885	—
	Equity(3)	539,779	1,638,280	2,393,973	—		539,779	5,230,764	3,209,072
Antonio Bautista	Salary	—	—	427,000	—		427,000	427,000	—
	Bonus	540,126	540,126	540,126	—	(5)	540,126	540,126	—
	H & W Benefits	—	—	17,333	—		17,333	17,333	—
	Equity(3)	—	—	541,671	—		—	2,993,884	972,292
Tony Wehner(5)	Salary	—	—	400,000	—	(5)	400,000	400,000	—
	Bonus	405,983	405,983	405,983	—		405,983	405,983	—
	H & W Benefits	—	—	21,648	—		21,648	21,648	—
	Equity(3)	—	—	426,035	—		—	2,940,741	919,079
(1)Messrs. Sheehan and Mulleady are eligible for retirement and Messrs. Morris, Quartieri, Bautista and Wehner are not eligible for retirement.
(2)Under the terms of their employment agreements, a change-in-control event is not specifically called out; as such any termination following a change-in-control will be evaluated of under the other termination scenarios (e.g. involuntary without cause, good reason).
(3)Equity is comprised of outstanding stock awards and stock options. See the Outstanding Standing Equity Awards at Fiscal Year-End 2022 table above for details on each of the stock awards and options for each of the above persons. Equity values are the gross proceeds as if the equity was sold on the last business day of the fiscal year at the closing price ($41.60) without any deduction for taxes withheld; and where equity is based on future actual performance, target performance is assumed.
(4)Messrs. Morris and Wehner's deferred compensation is outlined under 2022 Non-Qualified Deferred Compensation.
(5)If termination with cause is for any reason other than theft, conviction or plea of felony, or any other reckless or willful misconduct materially and adversely affecting the Company’s reputation, the employee will receive payment of any earned, but unpaid annual bonuses from the previous fiscal year.

Dave & Buster’s Entertainment, Inc	51

Equity Compensation Plan Information
The following table sets forth information concerning the shares of common stock that may be issued upon exercise of options under the the 2014 Stock Incentive Plan as of January 29, 2023:

EQUITY COMPENSATION PLANS APPROVED BY SECURITY HOLDERS	NUMBER OF SECURITIES TO BE ISSUED UPON EXERCISE OF OUTSTANDING OPTIONS, WARRANTS AND RIGHTS		WEIGHTED- AVERAGE EXERCISE PRICE OF OUTSTANDING OPTIONS, WARRANTS AND RIGHTS		NUMBER OF SECURITIES REMAINING AVAILABLE FOR FUTURE ISSUANCE UNDER EQUITY COMPENSATION PLANS
2014 Stock Incentive Plan	2,870,632	(1)	$40.64	(2)	1,866,349
(1)Includes 64,010 performance-based restricted stock units and 218,234 market stock units. Assumes shares issued upon vesting at range of 100% to 200% of target number of units. Actual number of shares issued on vesting of performance units could be a minimum award level of 50% for performance-based restricted stock units and 0% for market stock units to a maximum award level of 200% of target, but for performance-based restricted stock units, zero payout is possible if threshold measures are not met. The award level for performance-based restricted stock units is based on actual performance over the three-year vesting period compared to target performance. The award level for market stock units is based on actual performance over a one-year performance period and three-year vesting period.
(2)The weighted average exercise price is calculated based solely on outstanding stock options. It does not take into account the shares of our common stock underlying restricted stock units, which have no exercise price.

Dave & Buster’s Entertainment, Inc	52

TRANSACTIONS WITH RELATED PERSONS
We have a Related Party Transaction Policy that provides for timely internal review of prospective transactions with related persons, as well as approval or ratification, and appropriate oversight and public disclosure, of such transactions. The Related Party Transaction Policy generally covers transactions with the Company, on the one hand, and a director or executive officer of the Company, a nominee for election as a director of the Company, any security holder of the Company that owns (owns of record or beneficially) five percent or more of any class of the Company’s voting securities and any immediate family member of any of the foregoing persons, on the other hand. The Related Party Transaction Policy is administered by our Audit Committee.
The Related Party Transaction Policy also supplements the provisions of our Code of Business Conduct and Ethics concerning potential conflict of interest situations, which, pursuant to its terms, provides that unless a written waiver is granted (as explained below), employees may not (a) perform services for or have a financial interest in a private company that is, or may become, a supplier, customer or competitor of us; (b) perform services for or own more than 1% of the equity of a publicly traded company that is, or may become, a supplier, customer or competitor of us or perform outside work or otherwise engage in any outside activity or enterprise that may interfere in any way with job performance or create a conflict with our best interests. Employees are under a continuing obligation to disclose to their supervisors any situation that presents the possibility of a conflict or disparity of interest between the employee and us. An employee’s conflict of interest may only be waived if both the legal department and the employee’s supervisor waive the conflict in writing. An officer’s conflict of interest may only be approved pursuant to the Related Party Transaction Policy.
In fiscal 2022, the Company and its officers and directors did not engage in any reportable related party transactions nor were any waivers granted on conflicts of interest.
REPORT OF THE AUDIT COMMITTEE
We have reviewed and discussed with management and KPMG, the independent registered public accounting firm, our audited financial statements as of and for the fiscal year ended January 29, 2023. We have also discussed with KPMG the matters required to be discussed by Auditing Standard No. 1301, “Communications with Audit Committees,” as adopted by the Public Company Accounting Oversight Board (“PCAOB”).
We have received and reviewed the written disclosures and the letter from KPMG required by applicable requirements of the PCAOB regarding KPMG’s communications with the Audit Committee concerning independence, have considered the compatibility of non-audit services with the firm’s independence, and discussed with the auditors the firm’s independence.
Based on the reviews and discussions referred to above, we have recommended to the Board of Directors that the financial statements referred to above be included in our Annual Report on Form 10-K.

Atish Shah, Chair
Hamish A. Dodds
Gail Mandel
April 12, 2023

Dave & Buster’s Entertainment, Inc	53

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Section 16(a) of the Securities and Exchange Act of 1934 and SEC rules require our directors, executive officers and persons who own more than 10% of any class of our common stock to file reports of their ownership and changes in ownership of our common stock with the Securities and Exchange Commission. During fiscal 2022, the Company believes that all reports were timely filed by its directors and executive officers except for the following filings: On May 2, 2022, a Form 4/A was filed to correct a clerical error in the total amount of securities beneficially owned shown on a Form 4 filed on April 20, 2022 for Mr. Quartieri; on July 5, 2022, a Form 4 was filed to showing certain grants of stock options and performance stock units to Mr. Morris on June 29, 2022; on July 21, 2022, a Form 4 was filed showing certain grant of stock options and common stock to Mr. Morris on June 29, 2022; a Form 4/A was filed correcting a clerical error in the vesting schedule for certain stock options shown on a Form 4 filed on July 5, 2022 for Mr. Morris; and on February 27, 2023, a Form 4 was filed showing the distribution of shares underlying a portion certain performance stock units and cancellation of the remainder of certain performance stock units for Mr. Sheehan on October 3, 2022, which performance stock units had been previously reported on Form 4 filed October 1, 2021.
SHAREHOLDER PROPOSALS
Shareholder proposals, including director nominees, for inclusion in the Company’s Proxy Statement and a form of proxy relating to the Company’s 2024 annual meeting of shareholders must provide written notice of such proposal to the Secretary of the Company at the principal executive offices of the Company no later than the close of business on January 3, 2024, assuming the Company does not change the date of the 2023 annual meeting of shareholders by more than 30 days before or 90 days after the anniversary of the Annual Meeting. Any matter so submitted must comply with the other provisions of the Company’s bylaws (current copies of the Company’s bylaws are available at no charge from the Secretary of the Company and may also be found in the Company’s public filings with the SEC) and be submitted in writing to the Secretary at the principal executive offices.
In addition, to properly bring any shareholders proposals, including director nominees, at the Company’s 2024 annual meeting of shareholders, shareholders must provide written notice of such proposal to the Secretary of the Company at the principal executive offices of the Company no later than the close of business on March 17, 2024, and not earlier than the close of business on February 15, 2024, assuming the Company does not change the date of the 2023 annual meeting of shareholders by more than 30 days before or 90 days after the anniversary of the Annual Meeting. Any written notice so submitted must comply as to form and substance with the other provisions of the Company’s bylaws and must be submitted in writing to the Secretary at the principal executive offices.
OTHER BUSINESS
The Board does not presently intend to bring any other business before the Annual Meeting, and, so far as is known to the Board, no matters are to be brought before the Annual Meeting except as specified in the Notice of Annual Meeting. As daily business may properly come before the Annual Meeting, however, it is intended that proxies, in the form enclosed, will be voted in respect thereof in accordance with the judgment of the persons voting such proxies. Whether or not you expect to attend the meeting, please vote via the Internet, by phone, or by requesting, completing and mailing a paper proxy card, so that your shares may be represented at the meeting.

Dave & Buster’s Entertainment, Inc	54

WHERE YOU CAN FIND MORE INFORMATION
We will provide, without charge, on the written request of any shareholder, a copy of our 2022 Annual Report on Form 10-K and Proxy Statement. Shareholders should direct such requests to the Company’s Corporate Secretary at 1221 S. Belt Line Road, #500, Coppell, Texas 75019. Our SEC filings are available to the public in the SEC’s website at www.sec.gov or at http://ir.daveandbusters.com. Our 2022 Annual Report on Form 10-K and other information on our website and the SEC’s website are not incorporated by reference in this Proxy Statement.

Dave & Buster’s Entertainment, Inc	55

DAVE & BUSTER’S ENTERTAINMENT, INC.
PROXY STATEMENT
FAQ’S ABOUT THE MEETING AND VOTING

Why did you send this Proxy Statement to me?
Our Board of Directors is soliciting this proxy for use at the 2023 Annual Meeting of Shareholders (the “Annual Meeting”) on June 15, 2023, at 8:30 a.m. Central Daylight Time. We posted this Proxy Statement and the accompanying proxy on or about May 3, 2023, to our website at www.daveandbusters.com, and mailed notice on or about May 3, 2023 to all shareholders entitled to vote at the Annual Meeting.

Why are you holding the Annual Meeting virtually?
Based on the success we had in holding the 2020 and 2021 Annual Meetings of Shareholders, the Board determined to continue that practice. In doing so, we are able to take advantage of the latest technology to conduct the Annual Meeting virtually while taking into the consideration the health and safety of our shareholders, board members, management and invited guests to the Annual Meeting. By conducting our Annual Meeting virtually, we also eliminate many of the costs associated with a physical meeting. In addition, we anticipate that a virtual meeting will provide greater accessibility for stockholders, encourage stockholder participation from a broader geographic scope and improve our ability to communicate more effectively with our stockholders during the meeting. We will evaluate the success of the Annual Meeting in considering whether to continue to conduct the meeting virtually in the future.

How do I participate and vote my shares in a virtual Annual Meeting?
The Annual Meeting will be a completely virtual meeting of shareholders, which will be conducted exclusively by webcast. You are entitled to participate in the Annual Meeting only if you were a shareholder of the Company as of the close of business on the Record Date, or if you hold a valid proxy for the Annual Meeting. No physical meeting will be held. You will be able to listen to the Annual Meeting online and submit your questions during the meeting by visiting www.meetnow.global/MGLAKC5. You also will be able to vote your shares online by joining the Annual Meeting online.
To register for and participate in the Annual Meeting, you will need to review the information and instructions included on your Notice, on your proxy card or on the instructions that accompanied your proxy materials, including the control number.
If you hold your shares through an intermediary, such as a bank or broker, you must register in advance using the instructions below. The online meeting will begin promptly at 8:30 a.m. Central Daylight Time. We encourage you to access the meeting prior to the start time leaving ample time for the check in. Please follow the registration instructions as outlined in this proxy statement.

How do I register to attend the Annual Meeting virtually on the Internet?
If you are a registered shareholder (i.e., you hold your shares through our transfer agent, Computershare), you do not need to register to attend the Annual Meeting virtually on the Internet. Please follow the instructions on the notice or proxy card that you received. You will need to access the meeting through www.meetnow.global/MGLAKC5.
If you hold your shares through an intermediary, such as a bank or broker, you must register in advance to attend the Annual Meeting virtually on the Internet and follow the instructions below.
To register to attend the Annual Meeting online by webcast you must submit proof of your proxy power (legal proxy) reflecting your Dave & Buster’s Entertainment, Inc. holdings along with your name and email address to Computershare. Requests for registration must be labeled as “Legal Proxy” and be received no later than 5:00

Dave & Buster’s Entertainment, Inc	56

p.m., Eastern Time, on June 9, 2023. You will receive a confirmation of your registration by email after we receive your registration materials. Requests for registration should be directed to us at the following:
By email:
Forward the email from your broker, or attach an image of your legal proxy, to legalproxy@computershare.com
By mail:
Computershare
Dave & Buster’s Entertainment, Inc. Legal Proxy
P.O. Box 43001
Providence, RI 02940-3001

What if I have trouble accessing the Annual Meeting virtually?
The virtual meeting platform is fully supported across browsers (MS Edge, Firefox, Chrome and Safari) and devices (desktops, laptops, tablets and cell phones) running the most up-to-date version of applicable software and plugins. Note: Internet Explorer is not a supported browser. Participants should ensure that they have a strong WiFi connection wherever they intend to participate in the meeting. We encourage you to access the meeting prior to the start time. For further assistance should you need it you may call 1-888-724-2416.

Can a guest participate in the meeting?
Only holders of record of our common stock at the close of business on April 21, 2023, which is the record date, will be entitled to participate and vote at the Annual Meeting. Guests may listen to the online webcast of the Annual Meeting at www.meetnow.global/MGLAKC5. Guests will not be allowed to vote or submit questions.

Who is allowed to vote?
Only holders of record of our common stock at the close of business on April 21, 2023, which is the record date, will be entitled to vote at the Annual Meeting. At the close of business on April 21, 2023, we had 46,030,155 shares of common stock outstanding and entitled to vote.

How many votes do I have?
Holders of the Company’s common stock are entitled to one vote for each share held as of the record date, April 21, 2023.

What constitutes a quorum?
A quorum is required for our shareholders to conduct business at the Annual Meeting. The holders of a majority in voting power of all issued and outstanding stock entitled to vote at the Annual Meeting, participating online during the meeting or represented by proxy, will constitute a quorum for the transaction of business. Abstentions and “broker non-votes” (described below) will be counted in determining whether there is a quorum.

What is the purpose of the Annual Meeting?
The purpose of the Annual Meeting is to:
•Elect eight (8) directors (Pages 6-12);
•Vote on ratification of the selection of KPMG LLP as our independent registered public accounting firm for the 2023 Fiscal Year (Page 13);
•Cast an advisory vote on executive compensation (Page 14); and

Dave & Buster’s Entertainment, Inc	57

•Conduct any other business properly brought before the meeting or any adjournment or postponement thereof.

What vote is required to approve each proposal?
–Proposal No. 1 – Election of Directors:
The affirmative vote of the holders of a majority of the votes cast at the Annual Meeting, participating online during the meeting or represented by proxy, is required to elect each of the eight (8) nominees for director. Abstentions and broker non-votes will have no effect on Proposal No. 1.
–Proposal No. 2 – Ratification of Appointment of Independent Registered Public Accounting Firm:
Ratification requires the affirmative vote of the holders of a majority in voting power of the stock entitled to vote at the Annual Meeting, participating online during the meeting or represented by proxy. Abstentions will count the same as votes against Proposal No. 2. Brokers are permitted to exercise their discretion and vote without specific instruction on this matter. Accordingly, there are no broker non-votes.
–Proposal No. 3 – Advisory Vote on Executive Compensation:
The approval, in an advisory, non-binding vote, requires the affirmative vote of the holders of a majority in voting power of stock entitled to vote at the Annual Meeting, participating online during the meeting or represented by proxy. Abstentions will count the same as votes against Proposal No. 3. Broker non-votes will have no effect on Proposal No. 3.

How do I vote my shares if I am the registered holder?
If you are a registered holder, meaning that you hold our stock directly (not through a bank, broker or other nominee), you may vote online at the Annual Meeting or vote by completing, dating and signing the accompanying proxy and promptly returning it in the envelope enclosed with the paper copies of the proxy materials, or electronically through the Internet by following the instructions included on your proxy card. All signed, returned proxies that are not revoked will be voted in accordance with the instructions contained therein. Signed proxies that give no instructions as to how they should be voted on a particular proposal at the Annual Meeting will be counted as votes “for” such proposal; in the case of the election of directors, and as a vote “for” election to the Board of all nominees presented by the Board.

How do I vote my shares if they are held in “street name”?
If your shares are held through a bank, broker or other nominee, you are considered the beneficial owner of those shares; this is commonly referred to as holding shares in “street name”. You may be able to vote by telephone or electronically through the Internet in accordance with the voting instructions provided by that nominee. You must obtain a legal proxy from the nominee that holds your shares if you wish to vote online at the Annual Meeting. If you do not provide voting instructions to your broker in advance of the Annual Meeting, The NASDAQ Stock Market LLC (“NASDAQ”) rules grant your broker discretionary authority to vote on “routine” proposals. The ratification of the appointment of the independent public accounting firm in Proposal No. 2 is the only item on the agenda for the Annual Meeting that is considered routine. Where a proposal is not “routine,” a broker who has received no instructions from a client does not have discretion to vote such client’s uninstructed shares on that proposal, and the unvoted shares are referred to as “broker non-votes.”

What happens if not enough votes are received in time?
In the event that sufficient votes in favor of the proposals are not received by the date of the Annual Meeting, the Chair of the Annual Meeting may adjourn the Annual Meeting to permit further solicitations of proxies.

Dave & Buster’s Entertainment, Inc	58

How do you know I voted over the telephone or internet?
The telephone and Internet voting procedures are designed to authenticate shareholders’ identities, to allow shareholders to give their voting instructions and to confirm that shareholders’ instructions have been recorded properly.

Does it cost to vote over the telephone or internet?
Shareholders voting via the telephone or Internet should understand that there may be costs associated with telephonic or electronic access, such as usage charges from telephone companies and Internet access providers, which must be borne by the shareholder.

Who pays for the solicitation of proxies and how are they solicited?
The expenses of soliciting proxies to be voted at the Annual Meeting will be paid by the Company. Following the original distribution of the proxies and other soliciting materials, the Company and/or its directors, officers or employees (for no additional compensation) may also solicit proxies in person, by telephone, or email. Following the original distribution of the proxies and other soliciting materials, we will request that banks, brokers and other nominees distribute the proxy and other soliciting materials to persons for whom they hold shares of common stock and request authority for the exercise of proxies. We will reimburse banks, brokers and other nominees for reasonable charges and expenses incurred in distributing soliciting materials to their clients.

May I revoke my proxy?
Any person submitting a proxy has the power to revoke it prior to the Annual Meeting or at the Annual Meeting prior to the vote. A proxy may be revoked by a writing delivered to the Company stating that the proxy is revoked, by (a) a subsequent proxy that is submitted via telephone or Internet no later than 1:00 a.m., Central Daylight Time, on June 15, 2023, (b) a subsequent proxy that is signed by the person who signed the earlier proxy and is delivered before or at the Annual Meeting, or (c) participating on-line during the Annual Meeting and voting. In order for beneficial owners to change any of their previously reported voting instructions, they must contact their bank, broker or other nominee directly.
You should be aware that simply attending the meeting will not automatically revoke your previously submitted proxy. If you desire to do so, you must notify an authorized Dave & Buster’s representative at the Annual Meeting of your desire to revoke your proxy and then you must vote online during the Annual Meeting.

What is householding?
We have adopted a procedure approved by the SEC called “householding” under which multiple shareholders who share the same address will receive only one copy of the Annual Report, Proxy Statement, or Notice of Internet Availability of Proxy Materials, as applicable, unless we receive contrary instructions from one or more of the shareholders. If you wish to opt out of householding and receive multiple copies of the proxy materials at the same address, or if you have previously opted out and wish to participate in householding, you may do so by notifying us by mail at Dave & Buster’s Entertainment, Inc., 1221 S. Belt Line Road, #500, Coppell, Texas 75019; Attn: Investor Relations or by email at investorrelations@daveandbusters.com. You may also request additional copies of the proxy materials by notifying us in writing at the same address or email address. Shareholders with shares registered in the name of a brokerage firm or bank may contact their brokerage firm or bank to request information about householding.

May I receive paper copies of the proxy materials?
Beginning on May 3, 2023, we mailed notice to all shareholders entitled to vote at the Annual Meeting a Notice Regarding the Availability of Proxy Materials with instructions on how to access our proxy materials over the Internet and how to vote. If you received a notice and would prefer to receive paper copies of the proxy materials, you may notify us at the email address and mailing address provided above.

Dave & Buster’s Entertainment, Inc	59

How will my proxy get voted?
If you vote over the phone or the internet or properly fill in and return a paper proxy card (if requested), the designated proxies (Chris Morris and Bryan McCrory) will vote your shares as you have directed. If you submit a paper proxy card, but do not make specific choices, the designated proxies will vote your shares as recommended by the Board of Directors as follows:
FOR election of all eight (8) nominees for director;
FOR ratification of KPMG LLP as our independent registered public accounting firm for fiscal 2023; and
FOR approval, in an advisory, non-binding vote, of the compensation of our named executive officers.

How will voting on “any other business” be conducted?
Although we do not know of any business to be considered at the Annual Meeting other than the proposals described in this Proxy Statement, if any additional business is properly brought before the Annual Meeting, your signed or electronically transmitted proxy card gives authority to the designated proxies to vote on such matters in their discretion.

Who will count the votes?
We have hired a third party, Computershare, to be our inspector of elections, be responsible for determining whether a quorum is present, and tabulate votes cast by proxy or online during the Annual Meeting.

Where can I find the final voting results of the Annual Meeting?
We will announce general voting results at the Annual Meeting and publish final detailed voting results in a Form 8-K filed with the SEC within four business days following the Annual Meeting.

May shareholders ask questions at the Annual Meeting?
Yes, our representatives will answer your questions after the conclusion of the formal business of the Annual Meeting. In order to give a greater number of shareholders an opportunity to ask questions, we may impose certain procedural requirements, such as limiting repetitive or follow-up questions, limiting the amount of time for questions, or requiring questions to be submitted in writing.

How long may I rely upon the information in this Proxy Statement? May I rely upon other materials as well regarding the Annual Meeting?
You should rely upon the information contained in this Proxy Statement to vote on the proposals at the Annual Meeting. We have not authorized anyone to provide you with information that is different from what is contained in this Proxy Statement. This Proxy Statement is dated May 3, 2023. You should not assume that the information contained in this Proxy Statement is accurate as of any date other than such date, unless otherwise indicated in this Proxy Statement, and the mailing of the Proxy Statement to you shall not create any implication to the contrary. We would encourage you to check our website or the SEC’s website for any required updates that we may make between the date of this Proxy Statement and the date of the Annual Meeting.

Dave & Buster’s Entertainment, Inc	60

Using a **black ink** pen, mark your votes with an **X** as shown in this example.
Please do not write outside the designated areas.

X

Annual Meeting Proxy Card

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors recommends a vote FOR all nominees and FOR Proposals 2 & 3.

1. Election of Directors:

	For	Against	Abstain		For	Against	Abstain		For	Against	Abstain
01 - James P. Chambers	☐	☐	☐	02 - Hamish A. Dodds	☐	☐	☐	03 - Michael J. Griffith	☐	☐	☐
04 - Gail Mandel	☐	☐	☐	05 - Chris Morris	☐	☐	☐	06 - Atish Shah	☐	☐	☐
07 - Kevin M. Sheehan	☐	☐	☐	08 - Jennifer Storms	☐	☐	☐				

	For	Against	Abstain		For	Against	Abstain
2. Ratification of Appointment of Independent Registered Public Accounting Firm	☐	☐	☐	3. Advisory Approval of Executive Compensation	☐	☐	☐

B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /		

1 U P X

03SMDB

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — Dave & Buster's Entertainment, Inc.

Notice of 2023 Annual Meeting of Shareholders

Proxy Solicited by Board of Directors for Annual Meeting — June 15, 2023

Kevin M. Sheehan and Bryan McCrory, or either of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Shareholders of Dave & Buster's Entertainment, Inc. to be held on June 15, 2023 or at any postponement or adjournment thereof.

Shares represented by this proxy will be voted by the shareholder. If no such directions are indicated, the Proxies will have authority to vote FOR the Election of Eight Directors, FOR the Ratification of Appointment of Independent Registered Public Accounting Firm, and FOR the Advisory Approval of Executive Compensation.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

(Items to be voted appear on reverse side.)

DAVE & BUSTER'S

VOTE

Your vote matters – here's how to vote!

You may vote online or by phone instead of mailing this card.

Online
Go to **www.envisionreports.com/play** or scan the QR code – login details are located in the shaded bar below.

Phone
Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada

Save paper, time and money! Sign up for electronic delivery at www.envisionreports.com/play

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. X

Annual Meeting Proxy Card

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals – The Board of Directors recommends a vote FOR all nominees and FOR Proposals 2 & 3.

1. Election of Directors:

Nominee	For	Against	Abstain	Nominee	For	Against	Abstain	Nominee	For	Against	Abstain
01 - James P. Chambers	☐	☐	☐	02 - Hamish A. Dodds	☐	☐	☐	03 - Michael J. Griffith	☐	☐	☐
04 - Gail Mandel	☐	☐	☐	05 - Chris Morris	☐	☐	☐	06 - Atish Shah	☐	☐	☐
07 - Kevin M. Sheehan	☐	☐	☐	08 - Jennifer Storms	☐	☐	☐				

Proposal	For	Against	Abstain	Proposal	For	Against	Abstain
2. Ratification of Appointment of Independent Registered Public Accounting Firm	☐	☐	☐	3. Advisory Approval of Executive Compensation	☐	☐	☐

B Authorized Signatures – This section must be completed for your vote to be counted. – Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) – Please print date below.	Signature 1 – Please keep signature within the box.	Signature 2 – Please keep signature within the box.
/ /		

1 U P X

03SMCB

2023 Annual Meeting of Dave & Buster's Entertainment, Inc.'s Shareholders

The 2023 Annual Meeting of Shareholders of Dave & Buster's Entertainment, Inc. will be held on June 15, 2023, 8:30am CT, virtually via the internet at www.meetnow.global/MGLAKC5.

To access the virtual meeting, you must have the information that is printed in the shaded bar located on the reverse side of this form.

Important notice regarding the Internet Availability of Proxy Materials for the Annual Meeting of Shareholders.
The Proxy Statement and Annual Report on Form 10-K are available at: www.envisionreports.com/play

Small steps make an impact.
Help the environment by consenting to receive electronic delivery, sign up at www.envisionreports.com/play

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — Dave & Buster's Entertainment, Inc.

Notice of 2023 Annual Meeting of Shareholders

Proxy Solicited by Board of Directors for Annual Meeting — June 15, 2023

Kevin M. Sheehan and Bryan McCrory, or either of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Shareholders of Dave & Buster's Entertainment, Inc. to be held on June 15, 2023 or at any postponement or adjournment thereof.

Shares represented by this proxy will be voted by the shareholder. If no such directions are indicated, the Proxies will have authority to vote FOR the Election of Eight Directors, FOR the Ratification of Appointment of Independent Registered Public Accounting Firm, and FOR the Advisory Approval of Executive Compensation.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

(Items to be voted appear on reverse side.)

C Non-Voting Items

Change of Address — Please print new address below.

Comments — Please print your comments below.